Exhibit 10.34

OFFICE LEASE

BY AND BETWEEN

DW CAL 301 HOWARD, LLC,

a Delaware limited liability company,

As Landlord

And

QUOTIENT TECHNOLOGY INC.,

a Delaware corporation,

as Tenant

For Leased Premises at Suite 1300

301 Howard Street, California

Exhibit 10.34

Exhibit 10.34

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is entered and dated for reference purposes only as of February 12, 2020, by and between DW CAL 301 HOWARD, LLC, a Delaware limited liability company (“Landlord”) and QUOTIENT TECHNOLOGY INC., a Delaware corporation (“Tenant”).

Article 1SALIENT LEASE TERMS

In addition to the terms defined throughout this Lease, the following salient terms shall have the following meanings when referred to in this Lease:

1.1	Rent Payment	For payment by mail:
Address:

DW CAL HOWARD, LLC

LOCKBOX SERVICES BOX Number 743624

DW CAL 301 HOWARD, LLC

P.O. Box 743624

Los Angeles, CA 90074-3624

For payment by overnight Address – All overnight mail by special couriers should be sent to the actual site address listed below and should reflect Lockbox Services and the Lockbox Number in the reference section of the air bill.

Bank of America Lockbox Services

Lockbox 743624

2706 Media Center Drive

Los Angeles, CA 90065-1733

Instructions for payment by wire, electronic and ACH:

Pursuant to separate instructions from Landlord

1.2	“Landlord”	DW CAL 301 HOWARD, LLC,
	and	c/o Divco West Real Estate Services, Inc.
	Notice	575 Market Street, 35th Floor
	Address:	San Francisco, CA 94105 Attn.: Property Manager With a copy to:Divco West Real Estate Services, Inc. 575 Market Street, 35th floor San Francisco, CA 94105 Attention: Asset Manager
1.3	Tenant’s	Quotient Technology Inc.
	Notice Address	400 Logue Avenue Mountain View, CA 94043 Attention: Legal

1.4	Leased Premises:	Approximately 15,607 square feet of Rentable Area (hereinafter defined) in Suite 1300 of the Building, as such leased premises is outlined in Exhibit A attached hereto (the “Leased Premises”).

Exhibit 10.34

1.5	Building:

That building located at 301 Howard Street, San Francisco, California (the “Building”), containing approximately 318,776 square feet of Rentable Area,

which shall be deemed the actual square footage of Rentable Area in the Building.

1.6	Complex:	The “Complex” means (i) the Building, and (ii) the parcel of land where the Building is located, and the Common Areas and other improvements are located on the Complex.

1.7	Key Dates:

The “Delivery Date” shall be the date Landlord delivers possession of the Leased Premises to Tenant.  The period of time starting on the Delivery Date and expiring immediately prior to the Commencement Date shall be referred to as the “Early Term Access Period.”  Tenant will have access to the Leased Premises during the Early Term Access Period as provided in Section 4.3 of this Lease.  Tenant is aware that the Leased Premises are currently leased and occupied by existing tenants under two separate leases with Landlord (each an “Existing Tenant” and together the “Existing Tenants”).  The term of one of the leases with an Existing Tenant is scheduled to expire on February 29, 2020 and the term of the other lease with an Existing Tenant is scheduled to expire May 31, 2020.  Landlord agrees to use its good faith efforts to obtain an agreement for an earlier termination of the lease term with the Existing Tenant whose lease term expires May 31, 2020; however any such agreement must be on terms and conditions acceptable to Landlord and such Existing Tenant in each such parties sole and absolute discretion and Landlord shall not be required to pay any fee or other sum to such Existing Tenant for an early termination of its lease term. The estimated Delivery Date is within five (5) business days after the lease term with each Existing Tenant has expired and each Existing Tenant has vacated and surrendered the space.  Landlord shall keep Tenant reasonably apprised of the anticipated Delivery Date and shall notify Tenant at least five (5) days prior to the actual Delivery Date.  The estimated Delivery Date is June 1, 2020.

The “Commencement Date” shall mean the earlier of (a) 180 days after the Delivery Date (hereinafter defined), or (b) the date Tenant takes possession of the Leased Premises and begins conducting its business in the Leased Premises.

1.8	Term:

The “Term” shall be 120 months following the Commencement Date, plus any partial month for the month in which the Commencement Date occurs if the Commencement Date occurs on other than the first day of a calendar month. If the Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Commencement Date occurs plus the first full calendar month thereafter; provided, however, that the inclusion of any partial month in the first full calendar month shall not entitle Tenant to any additional free rent.  Any free rent shall be applied on a daily basis (based on a 30 day month) so that Tenant does not receive additional free rent if the first month includes a full calendar month plus any partial month.

Exhibit 10.34

1.9	Minimum Monthly Rent:	The “Minimum Monthly Rent” shall be as follows:

		Months	Minimum Monthly Rent
		1 – 12	$122,254.83
		13 – 24	$125,922.48
		25 – 36	$129,700.15
		37 – 48	$133,591.16
		49 – 60	$137,598.89
		61 – 72	$141,726.86
		73 – 84	$145,978.66
		85 – 96	$150,358.02
		97 – 108	$154,868.77
		109 – 120	$159,514.83

Exhibit 10.34

The foregoing schedule starts as of the Commencement Date of the Term of the Lease. If the Commencement Date is other than the first day of a calendar month, then the first month of the Term shall include the remainder of the partial month in which the Commencement Date occurs plus the next full calendar month.  However, the inclusion of such partial month with the next full calendar month for the first month of the Term shall not entitle Tenant to any additional free Minimum Monthly Rent as hereinafter provided.

(a) Rent Abatement.  Tenant shall not have to pay Minimum Monthly Rent for the first four (4) months of the Term (the “Rent Abatement Period”), except as hereinafter provided.  If the Commencement Date occurs other than on the first day of a calendar month, the Rent Abatement Period shall be the first 120 days from and including the Commencement Date.  The Minimum Monthly Rent for the Rent Abatement Period shall be referred to as the “Base Rent Abatement.”  Tenant shall be required to pay all other sums under the Lease during the Rent Abatement Period and throughout the Term.  Tenant acknowledges that Landlord would not have granted the Base Rent Abatement for the Rent Abatement Period but for Tenant’s agreement to perform all of the terms, covenants, conditions and agreements to be performed by it under this Lease for the entire Term, and that Landlord’s agreement to grant such concession is, and shall remain, conditioned upon Tenant’s faithful performance of all of the terms, covenants, conditions and agreements to be performed by Tenant under this Lease for the entire Term.  Notwithstanding anything in this paragraph to the contrary, if Tenant defaults under this Lease, after notice and the expiration of the applicable cure period, and as a result thereof Landlord terminates this Lease, then in addition to all other rights and remedies available to Landlord (a) Tenant shall not be entitled to the Base Rent Abatement, and (b) Tenant shall immediately pay to Landlord upon demand a sum equal to the unamortized Base Rent Abatement (i.e. based upon the amortization of the Base Rent Abatement in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original expiration date of the Term); provided, however, Tenant acknowledges and agrees that nothing in this paragraph is intended to limit any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, the remedies under Civil Code Section 1951.2 and/or 1951.4 and any successor statutes or similar laws), in the event Tenant defaults under this Lease beyond any applicable notice and cure period.

(b) Abatement Buy-Back. Notwithstanding anything to the contrary in the Lease, Landlord shall have the right, upon prior written notice to Tenant at any time prior to application of the entire Base Rent Abatement, to elect to cancel the then remaining Base Rent Abatement as it applies to one or more of the remaining months in the Rent Abatement Period by paying to Tenant an amount equal to the unused balance of the Base Rent Abatement that Landlord elects to cancel based on a Minimum Monthly Rent of $122,254.83 for each month of the Rent Abatement Period that Landlord elects to cancel (the “Abated Cancellation Payment”).  The Abated Cancellation Payment for any partial month of the Rent Abatement Period shall be prorated on a daily basis.  Upon Landlord’s payment to Tenant of the Abated Cancellation Payment with respect to the applicable remaining abatement months in the Base Rent Abatement Period, Tenant shall thereupon be required to pay Minimum Monthly Rent of $122,254.83 for each month of the Rent Abatement Period that Tenant would have been entitled to receive the Base Rent Abatement but for Landlord’s payment to Tenant of the Abated Cancellation Payment, and such Minimum Monthly Rent shall not be abated in the event of a casualty or condemnation.

1.10	Base Year for Base Year Costs:

The “Base Year” shall be as follows:

(a) For Base Operating Costs: 2020 calendar year; and

(b) For Base Taxes: 2020 calendar year.

“Base Year Costs” means the Base Operating Costs or Base Taxes, as applicable, for the Base Year.

1.11	Security Deposit:	The “Security Deposit” shall be $159,514.83.

1.12	Permitted Use:	The Leased Premises shall be used solely for general office use (the “Permitted Use”).

1.13	Proportionate Share:	Tenant’s initial Proportionate Share is 4.90% based on the ratio that the Rentable Area of the Leased Premises bears to the Rentable Area of the Building.

1.14	“Broker(s):”	Jones Lang LaSalle representing Landlord.

1.15	Parking Allocation:	Three (3) parking passes, subject to Section 3.5 of this Lease.

1.16	Guarantor	Not Applicable

1.17	Contents:

Included as part of this Lease are the following Exhibits and addenda which are attached hereto and incorporated herein by this reference:

Exhibits:         A - Outline of the Leased Premises

B – Work Letter for Tenant Improvements

C - Acknowledgment of Commencement Date

D - Rules & Regulations

E - Option to Extend

Exhibit 10.34

Article 2ADDITIONAL DEFINITIONS

The terms defined in this Article 2 shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified, unless expressly stated otherwise.

“Base Operating Costs” means the Operating Costs for the calendar year set forth in Section 1.10 hereof as such Operating Costs shall be increased to be what the Operating Costs would have been if the Building were one hundred percent (100%) leased and occupied during such calendar year.  In addition, if any classes or types of expenses included in Base Operating Costs do not regularly recur in any subsequent Expense Year, such classes or types of expenses shall be removed from the Base Operating Costs for purposes of calculating the additional Rent due hereunder for such Lease Year.

“Base Taxes” means the Taxes for the calendar year set forth in Section 1.10 hereof.

“Common Areas” means all areas and facilities outside the Leased Premises and within the exterior boundaries of the parcels of land containing the Complex, as provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of Landlord having the common use of such areas, and their respective authorized representatives and invitees, including: (i) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building, including the parking structures and/or facilities now or hereafter constructed by or for Landlord within the Complex and servicing the Building, which are designated from time to time by Landlord as common areas (or parking facilities, as the case may be) appurtenant to or servicing the Building, and any such other  improvements; (ii) any facilities, parking areas and structures and common areas which Landlord (and/or any common area association formed by Landlord or Landlord's predecessor or assignee for the Complex) may add thereto from time to time within or as part of the Complex; and (iii) the land upon which any of the foregoing are situated.  The Common Areas consist of the Complex Common Areas and the Building Common Areas.  The “Complex Common Areas” as used in this Lease shall mean the portion of the Complex outside of the Building designated as such by Landlord for use by all tenants and occupants of the Complex.  The “Building Common Areas” as use in this Lease shall mean the portions of the Common Areas located within the Building designated as such by Landlord. As of the date of this Lease, Building Common Areas include, without limitation, corridors, stairways, elevator shafts, janitor rooms in the Building.  Landlord reserves the right to temporarily close, make alterations or additions to, or change the location of elements of the Complex and the Common Areas from time to time.  The Common Areas include the Common Facilities (as hereinafter defined).  The “Common Facilities” may include the General Lounge Area (as defined in Section 3.4(a)), the Fitness Center (as defined in Section 3.4(a), and the Bicycle Storage Area (as defined in Section 3.4(b))

Notwithstanding the foregoing or anything contained in this Lease to the contrary, (1) Landlord has no obligation to expand or otherwise make any improvements within the Complex, including, without limitation, any of the outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facility areas and other improvements and facilities at the Complex (as the same may be modified by Landlord from time to time without notice to Tenant), and (2) Landlord shall have the right from time to time to include or exclude any improvements or facilities within the Complex, at Landlord's  sole election.

“Expense Year” shall mean each calendar year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant's Proportionate Share of Operating Costs and Taxes shall be equitably adjusted for any Expense Year involved in any such change.

Exhibit 10.34

“Insurance Costs” shall mean all premiums and costs and expenses for all policies of insurance which may be obtained by Landlord in its discretion for (a) the Leased Premises, Building and the Complex, or any blanket policies which include the Building or Complex, covering damage thereto and loss of rents caused by fire and other perils Landlord elects to cover, including, without limitation, coverage for earthquakes and floods, (b) commercial general liability insurance for the benefit of Landlord and its designees and (c) such other coverage Landlord elects to obtain for the Leased Premises, Building or the Complex, including, without limitation, coverage for environmental liability and losses. Notwithstanding anything to the contrary, Landlord reserves the right to reduce the Base Insurance Costs for an Expense Year after the Base Year if such Base Insurance Costs includes coverages earthquake or terrorism insurance not elected to be insured by Landlord in such future Expense Year after the Base Year.  Conversely, if Landlord does not carry earthquake or terrorism insurance during the Base Year, but obtains earthquake or terrorism insurance for an Expense Year subsequent to the Base Year, then Landlord shall increase Base Insurance Costs for the Base Year to include an equitable amount for what the earthquake or terrorism insurance premium would have been for the Base Year.

“Operating Costs” means the total amounts paid or payable, whether by Landlord or others on behalf of Landlord, in connection with the ownership, maintenance, repair, replacement and operations of the Complex in accordance with Landlord’s standard operating and accounting procedures. Since the Complex consists of more than one building, certain Operating Costs may pertain to a particular building and other Operating Costs to the Complex as a whole (such as Operating Costs for the Common Areas of the Complex). As provided in Section 6.3(c) of this Lease, Landlord reserve the right to allocate Operating Costs applicable to any particular building within the Complex to the building (including the Building) in question whose tenants shall be responsible for payment of their respective proportionate shares in the pertinent building and other Operating Costs applicable to the Complex (such as the Common Areas of the Complex) shall be charged to each building in the Complex (including the Building) with the tenants in each such building being responsible for paying their respective proportionate shares in such building of such costs to the extent required under the applicable leases. Landlord shall in good faith attempt to allocate such Operating Costs to the buildings (including the Building) and such allocation shall be binding on Tenant. Operating Costs shall include, but not be limited to, the aggregate of the amount paid for the following costs at the Complex:

(1)the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems and all other "Systems and Equipment" (as hereinafter defined), and the cost of supplies and equipment and maintenance and service contracts in connection therewith;

(2) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect   Operating Costs, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Project) of any transportation system management program or similar program;

(3)the costs for all electricity, gas, fuel, water and other utilities furnished, arranged or obtained by Landlord (other than electricity furnished to and paid for by other tenants by reason of their extraordinary consumption of electricity and that furnished to the Complex);

(4)the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Complex, including all costs for parking area repair, restoration, and maintenance;

Exhibit 10.34

(5)the amount paid or payable for all labor and/or wages and other payments including cost to Landlord of workers’ compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, caretakers, network communication and programing personnel and other employees, contractors and subcontractors of Landlord and its property manager involved in the management, operation, maintenance and repair of the Complex, and the cost for the purchase, installation, repair, service and maintenance of network computer programing and equipment to the extent used for the Complex;

(6)painting for exterior walls of the Building and the Common Areas of the Complex;

(7)administrative expenses and the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Complex;

(8)the amount paid or payable for all supplies occasioned by everyday wear and tear;

(9)the costs of climate control, window and exterior wall cleaning, telephone and utility costs of the Complex;

(10)the cost of accounting services necessary to compute the rents and charges payable by tenants and keep the books of the Complex;

(11)Fees for property management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), not to exceed the monthly rate of 5% of the gross revenues from the Complex (adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying full rent, as contrasted with free rent, half-rent and the like), plus charges for office rent for property management, supplies, equipment salaries, wages, bonuses and other compensation (including fringe benefits, vacation, holidays and other paid absence benefits) relating to employees of Landlord or its property manager or agents engaged in the management, operation, repair, or maintenance of the Complex;

(12)fees for legal, accounting (including, without limitation, any outside audit as Landlord may elect in its sole and absolute discretion), inspection and consulting services;

(13)the cost of operating, repairing and maintaining the elevators;

(14)the cost of porters, guards, alarm (including any central station signaling systems) and other protection services;

(15)the cost of establishing and maintaining the directory board;

(16)payments for general maintenance and repairs to the plant and equipment supplying climate control at the Complex;

(17)the cost of supplying the type of services referred to in Article 11 hereof to the extent such services are not paid by individual tenants;

Exhibit 10.34

(18)amortization of the costs, including repair and replacement, of all maintenance and cleaning equipment and master utility meters and of the costs incurred for repairing or replacing all other fixtures, equipment and facilities serving or comprising a part of the Complex (including any equipment leasing costs associated therewith if applicable) which by their nature require periodic or substantial repair or replacement, and which are not charged fully in the year in which they are incurred, at rates on the various items determined from time to time by Landlord in accordance with sound accounting principles;

(19)community association dues, assessments and charges and property owners’ association dues, assessments and charges which may be imposed upon Landlord by virtue of any recorded instrument affecting title to the Building, including without limitation the CC&Rs, and the cost of any licenses, permits and inspection fees;

(20)all costs to upgrade, improve or change the utility, efficiency or capacity of any utility or telecommunication system serving the Complex;

(21)the repair and replacement, resurfacing and/or repaving of any paved areas, curbs or gutters of the Complex;

(22)the repair and replacement of any equipment or facilities serving or located within the Complex;

(23)the cost of any capital repairs, improvements and replacements made by the Landlord to the Complex (“Capital Costs”) which are (a) required to be made in order to conform to changes subsequent to the Commencement Date in any applicable laws, ordinances, rules, regulations, or orders of any governmental authority having jurisdiction over the Building or Common Areas (“laws”), or are first required to be made after the Commencement Date under any existing laws (noncompliance with any laws in effect as of the Commencement date of this Lease which is permitted under applicable law because such improvements were in compliance with applicable laws as of the date they were constructed shall be considered to be in compliance with applicable law under this Paragraph), (b) incurred for the purpose of reducing other operating expenses or utility costs, or (c) performed to install new or replace capital improvements or building service equipment when required because of normal wear and tear.  The Capital Costs shall be includable in Operating Costs each year only to the extent of that fraction allocable to the year in question calculated by amortizing such Capital Cost over the period of time as determined by Landlord in its reasonable discretion in accordance with sound real estate management and accounting principles, with interest on the unamortized balance at the higher of (i) eight percent (8%) per annum; or (ii) the interest rate as may have been paid by Landlord for the funds borrowed for the purpose of performing the work for which the Capital Costs have been expended, but in no event to exceed the highest rate permissible by law;

(24)The costs of applying, reapplying and reporting for the Complex or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard; and the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building, including without limitation, in connection with any such LEED rating or compliance system or program;

(25)All costs for the repair, maintenance and replacement of the Common Facilities;

(26)All costs and expenses, other than rental for parking spaces, due under the parking easement agreement for the Parking Facility;

Exhibit 10.34

(27) Utilities Costs; and

(28)Insurance Costs.

Operating Costs shall not include legal, accounting or other professional expenses incurred expressly for negotiating, preparing or enforcing a lease with a particular tenant, or as a result of a default of a specific tenant.  Operating Costs shall further exclude the following:

(a)interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Complex;

(b)such of the Operating Costs to the extent recovered from insurance, condemnation or warranty proceeds or which were required by this Lease to be covered by insurance or to the extent for which were paid for directly by Tenant or any third party;

(c)Costs arising from Landlord’s charitable or political contributions;

(d)Brokers’ or other leasing commissions and costs incurred in connection with entering into new leases or disputes under existing leases;

(e)costs associated with bad debt losses, rent reserves, capital replacement reserves or reserves for future Operating Costs not anticipated to be incurred or paid during the next ensuing year;

(f)expenses for any item or service not provided, offered or available to Tenant, but provided exclusively to certain other tenants at the Complex;

(g)depreciation and amortization on any mortgage;

(h)any ground lease or underlying lease payments;

(i)marketing costs including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Complex;

(j)costs for acquisition of sculpture, paintings or other objects of art, except to the extent to replace, when necessary, any sculpture, paintings or other objects of art existing at the Complex as of the date of this Lease so long as such item replaced is of like kind and quality;

(k)expenses for tenant improvement work or allowances, inducements, and other concessions for any tenant;

(l)the cost of any repairs, improvements, or replacements made to remedy any structural defect in the original structural design or construction of the Building or other structures in the Complex;

(m)the cost (including any amortization thereof) of any improvements or alterations which would be properly classified as capital expenditures according to generally accepted property management practices, except for Capital Costs;

Exhibit 10.34

(n)executive salaries or benefits, or salaries or benefits for executive employees of Landlord to the extent in excess of the costs of services that typically are performed by a building manager, property manager, regional property manager or asset manager regardless of the actual title of the person performing such service;

(o)the cost of any abatement of  Hazardous Materials (as defined below), provided, however, Operating Costs may include the costs attributable to those actions taken by Landlord in connection with the ordinary operation and maintenance of the Building, including costs incurred in removing limited amounts Hazardous Materials containing materials from common areas or other non-leasable space within the Building or Complex when such removal is directly related to such ordinary maintenance and operation;

(p)costs, penalties, interest, late fees, or fines arising from Landlord’s late payment of Operating Costs or Taxes or violation of any laws, except to the extent such costs reflect costs that would have been incurred by Landlord absent such violation;

(q)overhead and profit increments paid to subsidiaries or affiliates of Landlord for goods or services (including management services), to the extent that the cost thereof materially exceeds the amounts normally payable for similar goods or services under similar circumstances (taking into account the market factors in effect on the date any relevant contracts were negotiated) in comparable first class high rise office buildings;

(r)charitable and political contributions; or

(s)costs for entertainment and gifts, other than holiday events or other special events in the Building for all tenants of the Building generally.

Notwithstanding anything to the contrary contained in this Lease, there shall be no duplication of costs, charges or expenses required to be paid by Tenant pursuant to this Lease, including without limitation, charges for energy, utilities, HVAC, insurance, taxes, depreciation, or management.

“Parking Facility” means the existing parking facility located at 215 Fremont Street, San Francisco, California, which is owned and operated by the owner of the property at 215 Fremont Street, San Francisco California (the “215 Fremont Owner”).

“Proportionate Share” or “Pro Rata Percent” shall be that fraction (converted to a percentage) the numerator of which is the Rentable Area (hereinafter defined) of the Leased Premises and the denominator of which is the Rentable Area of the Building.  Tenant’s Proportionate Share as of the commencement of the Term hereof is specified in Section 1.13. Said Proportionate Share may be recalculated by Landlord as may be required effective as at the commencement of any period to which the calculation is applicable in this Lease.

“Real Estate Taxes” or “Taxes” shall mean and include all general and special taxes, assessments, fees of every kind and nature, duties and levies, charged and levied upon or assessed by any governmental authority against the parcel containing the Building and all other improvements on such parcel, including the various estates in such parcel and the Building and improvements thereon, any leasehold improvements, fixtures, installations, additions and equipment, whether owned by Landlord or Tenant or any other tenant; except that it shall exclude any taxes of the kind covered by Section 6.1 hereof. Real Estate Taxes shall also include the reasonable cost to Landlord of contesting the amount, validity, or the applicability of any Taxes mentioned in this Section but only to the extent of the savings. Further included in the definition of Taxes herein shall be general and special assessments, license fees, commercial rental tax, levy, or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Landlord in the Leased Premises, Building, parcel or in the Complex or on the act of entering into this Lease or, as against Landlord’s right to rent or other income therefrom, or as against

Exhibit 10.34

Landlord’s business of leasing the Leased Premises, Building, parcel or the Complex, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant, of the Leased Premises, Building, parcel or any portion thereof or the Complex, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes. However, if any commercial rent tax, such as by way of example only, the commercial rent tax now required in the City of San Francisco, is repealed, overturned or otherwise not applicable, then the amount of any such commercial rent tax included in the Base Taxes shall be reduced from the Base Taxes. Further, if at any time during the term of this Lease the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy, business tax, fee, permit or other charge, or on or measured by the Rents received therefrom, then such new or altered taxes, regardless of their nature, which are attributable to the land, the Building or to other improvements on the land shall be deemed to be included within the term “Real Estate Taxes” for purposes of this Section, whether in substitution for, or in addition to any other Real Estate Taxes, save and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Landlord. With respect to any general or special assessments which may be levied upon or against the Leased Premises, Building, Complex, or the underlying realty, or which may be evidenced by improvement or other bonds, and may be paid in annual or semi-annual installments, only the amount of such installment, prorated for any partial year, and statutory interest shall be included within the computation of Taxes for which Tenant is responsible hereunder.  Taxes shall also include any governmental or private assessments or the Complex’s contribution towards a governmental or private cost-sharing agreement, such as by way of example only, a business improvement district, for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies.

Notwithstanding anything to the contrary contained in the foregoing definition of Real Estate Taxes, Tenant shall not be responsible or liable for the payment of any state or federal income taxes assessed against Landlord, or any estate, succession or inheritance taxes of Landlord, or corporation franchise taxes imposed upon the corporate owner of the fee of the Building.

“Rent” “rent” or “rental” means Minimum Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

“Rentable Area” as used in the Lease shall be determined as follows:

(a)Single Tenant Floor. As to each floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant, Rentable Area shall be the entire area bounded by the inside surface of the exterior glass walls on such floor, including all areas used for elevator lobbies, corridors, special stairways, special elevators, restrooms, mechanical rooms, electrical rooms and telephone closets, without deduction for columns and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant, but excluding the area contained within the interior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks, pipe shafts, and the rentable square footage described in Paragraph (c) below.

(b)Multi-Tenant Floor. As to each floor of the Building on which space is or will be leased to more than one tenant, Rentable Area attributable to each such lease shall be the total of (i) the entire area included within the Leased Premises covered by such lease, being the area bounded by the inside surface of any exterior glass walls, the exterior of all walls separating such Leased Premises from any public corridors or other public areas on such floor, and the centerline of all walls separating such Leased Premises from other areas leased or to be leased to other tenants on such floors, (ii) a pro rata portion of the area within the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms, telephone closets and their enclosing walls situated on such floor and (iii) the rentable square footage described in Paragraph (c) below.

Exhibit 10.34

(c)Building Load. In any event, Rentable Area shall also include Tenant’s Proportionate Share of the lobbies of the Building and Tenant’s Proportionate Share of the area of the emergency equipment, fire pump equipment, electrical switching gear, telephone equipment and mail delivery facilities serving the Building.

(d)Deemed Square Footage. The Rentable Area of the Leased Premises is deemed to be the square footage set forth in section 1.4 of this Lease as of the date hereof, and Rentable Area of the Building is deemed to be the square footage set forth in section 1.5 hereof.  From time to time at Landlord’s option, Landlord may re-measure the Rentable Area of the Leased Premises and the Building on the parcel(s) containing the Building, which determination shall be conclusive and thereon Tenant’s Proportionate Share shall be adjusted accordingly.

“Structural” as herein used shall mean any portion of the Leased Premises, Building or Common Areas of the Complex which provides bearing support to any other integral member of the Leased Premises, Building or Common Areas of the Complex such as, by limitation, the roof structure (trusses, joists, beams), posts, load bearing walls, foundations, girders, floor joists, footings, and other load bearing members constructed by Landlord.

“Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the  Building in whole or in part.

“Tenant Improvements” shall mean the Tenant Improvements, if any, as defined in Exhibit B attached hereto to be constructed by Tenant pursuant to Exhibit B attached hereto.

“Utilities Costs” shall mean all actual charges for utilities for the Building and the Complex which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer and electricity, and the costs of HVAC and other utilities (but excluding those charges for which tenants directly reimburse Landlord, other than as part of such tenants’ pro rata share of such costs) or otherwise pay directly to the utility company) as well as related fees, assessments, measurement meters and devices and surcharges. Utilities Costs shall be calculated assuming the Building (and during the period of time when any other office buildings are fully constructed and ready for occupancy and are included by Landlord within the Complex, such other office buildings) are at least one hundred percent (100%) occupied. If, during all or any part of any Expense Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant.  Utilities Costs shall include any costs of utilities which are allocated to the Complex under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Complex or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Complex.

Article 3PREMISES AND COMMON AREAS

3.1Demising Clause. Landlord hereby leases to Tenant, and Tenant hires from Landlord the Leased Premises, consisting of the approximate square footage listed in Section 1.4 of the Salient Lease Terms, which the parties agree shall be deemed the actual square footage, subject to change by Landlord in connection with changes in the Rentable Area of the floor on which the Leased Premises are located.

Exhibit 10.34

3.2Reservation. Landlord reserves the area beneath and above the Leased Premises and Building as well as the exterior thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Leased Premises serving other parts of the Building and Common Areas of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein. Landlord may change the shape, size, location, number and extent of the improvements to any portion of the Building or Common Areas of the Complex and/or the address or name of the Building without the consent of Tenant.

3.3Covenants, Conditions and Restrictions. The parties agree that this Lease is subject to the effect of (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record (such recorded covenants, conditions, restrictions and easements of record, as amended, shall be referred to as the “CC&Rs”); (b) any zoning laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the Building or the Complex (hereinafter the “Restrictions”). This Lease is subordinate to the Restrictions and any amendments or modifications thereto.

3.4Common Areas. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Building or the Complex and subject to the requirements and limitations on the use of parking areas. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(a)Building Lounge and Fitness Center.  There currently exists a general tenant lounge area located on the first floor of the Building (“General Lounge Area”) and showers and fitness center located on the first floor of the Building (the “Fitness Center”).  Tenant shall have the non-exclusive right, at no additional separate charge, except for the charge for the key fob for access and for the replacement of any key fob, for use, to use the Fitness Center on a first-come, first-served basis.  Tenant shall pay for the charge for the number of key-fobs issued to Tenant within twenty (20) days after issuance of the key-fobs.  The General Lounge Area may only be used by employees of Tenant while Tenant is in occupancy and conducting business in the Leased Premises.   Tenant’s use of any General Lounge Area and Fitness Center shall be subject to such rules and regulations as may be promulgated by Landlord from time to time.  The use of the General Lounge Area and Fitness Center shall be at Tenant’s sole risk. Landlord has no obligation to provide any security whatsoever in connection with the General Lounge Area or Fitness Center. Tenant shall cause its employees to use the General Lounge Area (i) in a clean, safe and sanitary manner, (ii) in such a way as to minimize interference with any other person’s use of any the General Lounge Area or Fitness Center, and (iii) comply with such rules and regulations now or hereafter in existence or established by Landlord from time to time.  All costs incurred by Landlord in connection with the General Lounge Area and Fitness Center shall be included in Operating Costs. Landlord reserves the right in its sole and absolute discretion to add to, reduce, modify, or temporarily close or remove the General Lounge Area and/or the Fitness Center at any time; provided that the General Lounge Area and Fitness Center remain available for use for the entire Term (subject to temporary closers for maintenance and repair).

Exhibit 10.34

(b)Bicycle Storage Area.  Tenant shall have the non-exclusive right, at no additional separate charge for use, to use on a first-come, first-served basis to utilize the existing bicycle storage area located in the basement of the Building designated by Landlord for the parking of operable non-motorized bicycles by tenants and occupants of the Building (the "Bicycle Storage Area").  No overnight storage of bicycles shall be permitted.  The cost and expenses of repair and maintenance of the Bicycle Storage Area shall be included in Operating Costs. Motorized vehicles of any kind, including motorcycles and mopeds, are prohibited in the Bicycle Storage Area, as is the storage of any property other than bicycles.  Each rider shall use the Bicycle Storage Area at is sole risk. Landlord specifically reserves the right to reasonably change the location, size, configuration, design, layout and all other aspects of the Bicycle Storage Area at any time (provided that no such action will materially diminish the capacity of the Bicycle Storage Area on other than a temporary basis), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under the Lease, from time to time, temporarily close-off or restrict access to the Bicycle Storage Area for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord has no obligation to provide any security whatsoever in connection with the Bicycle Storage Area. Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Bicycle Storage Area of any person. Upon the expiration or earlier termination of the Lease, Tenant shall have removed all bicycles belonging to its employees from the Bicycle Storage Area and Tenant, at Tenant's sole cost and expense, shall repair all damage to the Bicycle Storage Area caused by the removal of Tenant's property therefrom, and if Tenant fails to repair such damage, Landlord may undertake such repair on account of Tenant and Tenant shall pay to Landlord upon demand the cost of such repair.  If Tenant fails to remove any bicycles at the expiration or earlier termination of this Lease, Landlord may dispose of said bicycles in such lawful manner as it shall determine in its sole and absolute discretion. Each of the employees of Tenant continued right to use the Bicycle Storage Area shall be conditioned upon such employee abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the Bicycle Storage Area.

(c)Common Areas Changes. Landlord shall have the right, in Landlord’s sole discretion, from time to time:

(1)To make changes and reductions to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

(2)To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Leased Premises remains available;

(3)To designate other land outside the boundaries of the Building to be a part of the Common Areas;

(4)To add additional improvements to the Common Areas;

(5)To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or Complex, or any portion thereof;

(6)To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, Building and Complex as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

Exhibit 10.34

(d)Common Area Maintenance. Landlord shall, in Landlord’s sole discretion, maintain the Common Areas (subject to reimbursement pursuant to this Lease), establish and enforce reasonable rules and regulations concerning such areas, close any of the Common Areas to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including, without limitation, changes in the location of driveways, corridors, entrances, exits, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon. Landlord may provide security for the Common Areas, but is not obligated to do so. Under no circumstances shall Landlord be liable or responsible for any acts or omissions of any party providing any services to the Common Areas, Building or other improvements, including, without limitation, any security service, notwithstanding anything to the contrary contained in this Lease.

3.5Parking.  Tenant shall have the right to rent the number of parking passes allocated in Section 1.15 of this Lease on a monthly basis and unassigned and non-exclusive basis for use by Tenant and its employees for parking in the Parking Facility located at 215 Fremont Street, San Francisco.  The Parking Facility is operated by a third-party operator (the "Operator;'). The parking space may only be used by the individual and automobile listed on the parking application form. In the event Tenant desires to rent additional parking spaces in the Parking Facility, Tenant may contact the Operator with respect to leasing such additional parking spaces so long as such additional spaces does not reduce the allocation of the total available parking spaces or passes available to Landlord. Subject to availability, as determined by Operator in its sole discretion, any additional parking spaces shall be subject to the terms and conditions of this Section 3.5 and all subsections thereof (i.e., on an unreserved, nonexclusive, first come, first served basis at a monthly parking charges for any such passes at the parking rate set forth below). In the event that, due to unavailability of spaces, Operator is unable to provide Tenant with additional parking spaces pursuant to this Section 3.5 such inability shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under this Lease.  If access to the Parking Facilities is controlled by an electronic system, then Tenant shall pay (at Landlord’s option, to Landlord or to the owner or Operator of the Parking Facility) all amounts charged by the owner or Operator of the Parking Facility for the issuance of initial access devices and/or any replacement access devices.

(a)Availability of Parking Spaces. Landlord does not guarantee the availability of spaces at all times against the actions of other tenants of the Building and users of the Parking Facility. Tenant shall have access to the Parking Facility 24 hours per day and 7 days per week; provided, however, that (i) access to the Parking Facility may be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord or the Operator, (ii) access may be limited to the individual and automobile listed on the application form, and (iii) no overnight parking is permitted. Landlord or Operator retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for causing any Tenant Representative or Visitor or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations.

(b)Monthly Parking Rental. Tenant shall pay to Landlord for the parking passes on a monthly basis in advance by the first day of each month; provided, however, Landlord reserves the right to require Tenant to pay the owner or Operator of the Parking Facility for the monthly rent for each parking pass.  The monthly parking rental shall be determined by the owner or Operator of the Parking Facility and may change from time to time. Any late charge shall be in addition to the late charge and interest that may be charged pursuant to this Lease for late payment of any rent or for any late charge or interest charged by the owner or Operator of the Parking Facility, and provided further that in the event Tenant fails to pay the monthly parking rental when due, Landlord shall have the right by notice to Tenant permanently to terminate Tenant's rights to use parking spaces hereunder, whether or not Landlord declares a default under this Lease. The parking rates charge for the parking passes are exclusive of any parking tax or other charges imposed by governmental authorities in connection with the use of such parking, which taxes and/or charges shall be paid directly by Tenant, or if directly imposed against Landlord, Tenant shall pay Landlord for all such taxes and charges concurrent with its payment of the parking rates.

Exhibit 10.34

(c)Assignment and Subletting.  Notwithstanding any other provision of this Lease.to the contrary, and except with respect to a transferee of a Permitted Transfer, Tenant shall not assign its rights to the parking passes or parking spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking passes or parking spaces to or by any other person, except as part of an assignment of the Lease or sublease of the Premises to the extent the same are Permitted Transfers or otherwise approved by Landlord or otherwise with Landlord's and the Operator's prior written consent, which may be granted or withheld by Landlord or Operator in their sole discretion. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

(d)Condemnation, Damage or Destruction. In the event the Parking Facility is the subject of a condemnation, or is damaged or destroyed, and this Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently reduced, then Tenant's rights to use parking passes for the parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking passes for parking spaces in the Parking Facility, and the monthly parking rental payable hereunder shall be reduced proportionately. In such event, Landlord and Operator reserve the right to reduce the number of parking passes for parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility. Landlord or Operator shall have the right to temporarily close the Parking Facility, or certain areas the in order to perform necessary repairs, maintenance and improvements to the Parking Facility. Landlord shall have the right to terminate the right of Tenant to the parking passes at the Parking Facility on thirty (30) days' prior notice to Tenant should Landlord or the owner or Operator of the Parking Facility (as the case may be) cease to own or operate the Parking Facility, or if Landlord or the owner of the Parking Facility (as the case may be) decides to remodel, remove, demolish or redevelop the Parking Facility or any substantial portion thereof.

(e)Tenant Default. If Tenant shall default under the terms of Section 3.5 or any subsections thereof, Operator shall have the right to remove from or prevent access to the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability to Landlord therefor whatsoever, until such default is cured.

(f)Limitation of Liability. Tenant acknowledges that Landlord is providing access to the Parking Facility to the extent available to Landlord and that Landlord has no liability for claims arising through the acts or omissions of the owner or Operator of the Parking Facility or any other third party. Notwithstanding anything contained in the separate agreement between the Tenant and the owner or Operator of the Parking Facility and/or the terms and conditions of this Lease, Landlord shall not be liable for any damages arising in connection with Tenant's use of the Parking Facility. Landlord shall have no liability whatsoever for any damage to items located in the Parking Facility, nor for any personal injuries or death arising out of any matter relating to Tenant’s use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or any Landlord Party.

Article 4TERM AND POSSESSION

4.1Commencement Date. The Term of this Lease shall commence on the Commencement Date and shall be for the term specified in Section 1.8 hereof (which includes as set forth in Section 1.8 any partial month at the commencement of the Term if the Term commences other than on the first day of the calendar month).

Exhibit 10.34

4.2Acknowledgment of Commencement. Within five (5) business days after request by Landlord, Tenant shall execute and deliver to Landlord a written acknowledgment of the Delivery Date and Commencement Date in the form attached hereto as Exhibit C, and by this reference it shall be incorporated herein. Landlord may elect to require Tenant to execute a separate acknowledgement for the Delivery Date and for the Commencement Date.  The failure or delay by Landlord to request such acknowledgement or the failure or delay by Tenant to execute and deliver such acknowledgment shall not delay the Delivery Date or the Commencement Date. The failure of Tenant to execute and deliver such acknowledgement to Landlord with said five (5) business day period shall mean that the information in the acknowledgement provided by Landlord to Tenant shall be deemed correct and binding on Tenant.

4.3Early Term Access Period. Tenant and its contractors shall have access to the Leased Premises during the Early Term Access Period for purposes of Tenant causing the construction of the Tenant Improvements and installing its furniture, fixtures and equipment.  All of the terms and provisions of this Lease shall apply during the Early Term Access Period, other than the payment of Minimum Monthly Rent. Tenant shall comply with all of such terms and conditions of this Lease during the Early Term Access Period. Landlord shall not be required to provide any services for refuse removal or janitorial services during the Early Term Access Period.  Such services shall be arranged and paid for by Tenant unless Landlord elects in its discretion to provide any such service, in which case Tenant shall pay Landlord for such service within 15 days after request.

4.4Delay. If Landlord, for any reason whatsoever, cannot deliver possession of the Leased Premises to Tenant by the estimated Delivery Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom except as expressly provided to the contrary in in this Section 4.4.  If Delivery Date for the Leased Premises has not occurred by September 1, 2020 (the “Outside Date”) due to any Existing Tenant not have vacated and surrendered possession of the portion of the Leased Premises leased by an Existing Tenant, then (a) Landlord agrees to commence an unlawful detainer proceeding against such Existing Tenant to recover possession of the applicable portion of the Leased Premises, and (b) Tenant will be entitled, as its sole and exclusive remedy, to one (1) day of credit for Minimum Monthly Rent for the Leased Premises for every one (1) day of delay beyond the Outside Date until the Leased Premises is delivered to Tenant (the “Delay Credit”).  The Delay Credit shall be applicable against Minimum Monthly Rent first coming due from and after the date for commencement of payment of Minimum Monthly Rent for the Leased Premises.  The right to the Delay Credit will not be applicable if the Landlord does not deliver possession of the Leased Premises (or portion thereof) due to any casualty to the Leased Premises or the Building that causes a delay in Landlord delivering the Leased Premises to Tenant.

4.5Acceptance. Tenant shall accept possession of the Leased Premises on the Delivery Date in its AS IS condition without the construction of any improvements or the grant of any monetary allowances except for the “Allowance” (as such term is defined in Exhibit B).  Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation or warranty, expressed or implied, with respect to the Leased Premises, Building or Common Areas of the Complex, or with respect to the suitability of them to the conduct of Tenant’s business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Leased Premises, Building or Common Areas of the Complex, except as specifically provided in this Lease.  Landlord represents that the base Building Systems and Equipment providing service to the Leased Premises, including, without limitation, HVAC (excluding any supplement HVAC system for Tenant’s network server room), electrical, plumbing, sprinkler and life safety systems (collectively, “Operating Systems”) and the Structural elements of the Premises are in good operating condition and repair as of the Delivery Date.  Tenant shall notify Landlord within sixty (60) days following the Delivery Date (the “Warranty Period”) if any of the Operating Systems providing service to the Leased Premises malfunction or otherwise are not in good operating condition.  As Tenant's sole remedy for Landlord's breach of this warranty, Landlord shall, as Landlord's sole obligation, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such breach, repair same at Landlord's expense; provided, however, Landlord shall have no liability hereunder for repairs or replacements necessitated by the acts or omissions of Tenant and/or any of Tenant's Parties.

Exhibit 10.34

4.6Failure to Take Possession. Tenant’s inability or failure to take possession of the Leased Premises when delivery is tendered by Landlord shall not delay the Delivery Date or Commencement Date of the Lease or Tenant’s obligation to pay Rent. Tenant acknowledges that Landlord shall incur significant expenses upon the execution of this Lease, even if Tenant never takes possession of the Leased Premises, including, without limitation, brokerage commissions and fees, legal or other professional fees, the costs of space planning and the costs of construction of Tenant Improvements in the Leased Premises. Tenant acknowledges that all of said expenses, in addition to all other expenses incurred and damages suffered by Landlord, shall be included in measuring Landlord’s damages should Tenant breach the terms of this Lease.

4.7Disability Access Disclosure Under Section 1938 of the California Civil Code.  Landlord makes the following statement in accordance with Section 1938 of the California Civil Code.  The Leased Premises have not undergone an inspection by a Certified Access Specialist to determine if the Leased Premises meet all applicable construction related accessibility standards pursuant to Section 55.53 of the California Civil Code.  Landlord makes no representation or warranty as to whether or not the Leased Premises comply with the accessibility requirements of the Americans with Disabilities Act, 42 U.S.C. §§ 12101 et. seq. (“ADA”) or any similar California legislation (the ADA and any similar California legislation shall be referred to as the “Disability Laws”).

(a)Required Statement.  Landlord makes the following statement in compliance with the requirements of Section 1938(e) of the California Civil Code.

A Certified Access Specialist (“CASp”) can inspect the subject Leased Premises and determine whether the subject Leased Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject Leased Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject Leased Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the subject Leased Premises."

If Tenant desires to obtain such CASp inspection, the CASp party, the scope of the inspection and date such inspection shall be performed shall be subject to the prior written approval of Landlord, which will not be unreasonably withheld.  Landlord shall have the right to have a representative present during such inspection.  The cost of such inspection shall be paid by Tenant without reimbursement or other payment from Landlord.  Any work required to be completed as described in the CASp report shall be performed and paid for by Tenant.  Landlord reserves the right to contest the findings in any CASp inspection report obtained by Tenant by having another CASp inspect the Leased Premises.

Any CASp inspection report obtained by or provided to Tenant shall be confidential and Tenant shall not disclose such report or the findings in such report to any other party without the prior written consent of Landlord in its sole discretion, except to the extent disclosure is required to parties on a need to know basis only for Tenant to complete repairs and corrections of violations of construction-related accessibility standard that Tenant agrees to make.

(b)Landlord’s Representation.  Landlord represents and warrants to its actual knowledge as of the date of this Lease that it does not have notice from any local governmental agency having jurisdiction that the Common Areas are in violation of the ADA, as the ADA is interpreted and applied by such governmental agency as of the date of this Lease or would be applied if such governmental agency had knowledge of such condition of the Common Areas that would constitute a violation of the ADA and required corrective work to satisfy such violation.  If there is a breach of Landlord’s representation and warranty under this paragraph, then as the sole and exclusive remedy, Landlord shall cause the work to the Common Areas to cure such violation to be completed at Landlord’s expense. The foregoing representation and warranty by Landlord does not (a) cover the bathrooms and elevator lobby on the floor containing the Leased Premises, (b) cover any work required to be completed to the Common Areas due to or in connection with the Tenant Improvements or any future alterations by Tenant, or (c) cover any work required to be completed to the Common Areas due to Tenant’s particular use of the Leased Premises (as opposed to general office use).

Exhibit 10.34

Article 5MINIMUM MONTHLY RENT

5.1Payment. Tenant shall pay to Landlord at the address specified in Section 1.1, or at such other place as Landlord may otherwise designate, as “Minimum Monthly Rent” for the Leased Premises the amount specified in Section 1.9 hereof, payable in advance on the first day of each month during the Term of the Lease. If the Term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly. All payments of Minimum Monthly Rent (including sums defined as rent in Section 2) shall be in lawful money of the United States, and payable without deduction, offset, counterclaim, prior notice or demand.

5.2Advance Rent. The first full month’s rent shall be paid by Tenant to Landlord upon the execution of this Lease as advance rent, provided, however, that such amount shall be held by Landlord as an additional “Security Deposit” pursuant to this Lease until it is applied by Landlord to the first Minimum Monthly Rent due hereunder.

5.3Electronic Payment. Landlord shall have the right, on not less than thirty (30) days prior written notice to Tenant (the “Electronic Payment Notice”), to require Tenant to make subsequent payments of Minimum Monthly Rent and Additional Rent due pursuant to the terms of this Lease by means of a federal funds wire transfer or such other method of electronic funds transfer as may be required by Landlord in its sole and absolute discretion (the “Electronic Payment”).  The Electronic Payment Notice shall set forth the proper bank ABA number, account number and designation of the account to which such Electronic Payment shall be made.  Tenant shall promptly notify Landlord in writing of any additional information that will be required to establish and maintain Electronic Payment from Tenant’s bank or financial institution.  Landlord shall have the right, after at least ten (10) days prior written notice to Tenant, to change the name of the depository for receipt of any Electronic Payment and to discontinue payment of any sum by Electronic Payment.

5.4Use of Lock Box.  If Landlord shall direct Tenant to pay rent at a “lockbox” or other depository whereby checks issued in payment of rent are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then (i) Landlord shall not be deemed to have accepted such payment until twenty (20) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said twenty (20) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant.  Nothing in the preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay rent or subject Tenant to any late charge if Tenant shall timely pay the rent in the manner designated by Landlord to the lock box.

Article 6ADDITIONAL RENT

6.1Personal Property, Gross Receipts, Leasing Taxes. This section is intended to deal with impositions or taxes directly attributed to Tenant or this transaction, as distinct from taxes attributable to the Building or Common Areas of the Complex which are to be allocated among various tenants and others.  Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Leased Premises which become due during the Term.  On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.  If such taxes are included in the bill for the Real Estate Taxes for the Building or Complex, then Tenant shall pay to Landlord as additional rent the amount of such taxes within ten (10) days after demand from Landlord.  Tenant shall also be responsible for procuring or installing in the Leased Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (“Personal Property”) to be used in the Leased Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant.  Tenant shall conform to the Building’s wiring standards in installing any telephone equipment and shall be subject to any and all rules of the site during construction.

Exhibit 10.34

6.2Operating Costs, Taxes and Insurance.

(a)Base Year Increases.

(i)If the Operating Costs for any Expense Year subsequent to the Base Year, calculated on the basis of the greater of (i) actual Operating Costs; or (ii) as if the Complex were at least one hundred percent (100%) occupied and operational for the whole of such Expense Year, are more than the Base Operating Costs, Tenant shall pay to Landlord its Proportionate Share of any such increase in Operating Costs over the Base Operating Costs, as additional Rent as hereinafter provided.

(ii)If the Taxes for any Expense Year subsequent to the Base Year, calculated on the basis of the greater of (i) actual Taxes; or (ii) as if the Complex were at least one hundred percent (100%) occupied and operational for the whole of such Expense Year, are more than the Base Taxes, Tenant shall pay to Landlord its Proportionate Share of any such increase in Taxes over the Base Taxes, as additional Rent as hereinafter provided.

(b)Partial Year. If any Expense Year of less than twelve (12) months is included within the Term, the amount payable by Tenant for such period shall be prorated on a per diem basis.

6.3Method of Payment. Any additional Rent payable by Tenant under Sections 6.1 and 6.2 hereof shall be paid as follows, unless otherwise provided:

(a)Estimated Monthly. During the Term, Tenant shall pay to Landlord monthly in advance on the first day of each month, in addition to payment of Minimum Monthly Rent, one-twelfth (l/12th) of the amount of such additional Rent as estimated by Landlord in advance, in good faith, to be due from Tenant. If at any time during the course of the fiscal year, Landlord determines that Operating Costs and/or Taxes are projected to vary from the then estimated costs for such items by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the estimated Operating Costs and/or Taxes for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant will have paid to Landlord Tenant’s Proportionate Share of the such revised expenses for such year.

(b)Annual Reconciliation and Payment. Annually, within one hundred fifty (150) days after the close of each calendar year subsequent to the Base Year, or as soon after such one hundred fifty (150) day period as practicable, but in any event within one (1) year after the close of each such calendar year except for any bills from any governmental authority received after such one year period, Landlord shall prepare in good faith and deliver to Tenant a comparative statement, which statement shall be conclusive between the parties hereto (subject to the inspection rights set forth in Subsection (d), below), setting forth (1) the Operating Costs and Taxes for such Expense Year, and (2) the amount of additional Rent as determined in accordance with the provisions of this Article 6. If the aggregate amount of such estimated additional Rent payments made by Tenant in any Expense Year should be less than the additional Rent due for such year, then Tenant shall pay to Landlord as additional Rent upon demand the amount of such deficiency. If the aggregate amount of such additional Rent payments made by Tenant in any Expense Year of the Term should be greater than the additional Rent due for such year, then should Tenant not be otherwise in default hereunder, the amount of such excess will be applied by Landlord to the next succeeding installments of such additional Rent due hereunder; and if there is any such excess for the last year of the Term, the amount thereof will be refunded by Landlord to Tenant within sixty (60) days of the last day of the Term, provided Tenant is not otherwise in default under the terms of this Lease.

(c)Adjustments.  If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Costs) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs shall be deemed to be increased by an amount equal to the additional Operating Costs which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

Exhibit 10.34

Notwithstanding anything to the contrary set forth in this Article 6, when calculating Operating Costs for the Base Year, Operating Costs shall exclude one-time special charges, costs or fees incurred in the Base Year only, including those attributable to market-wide labor-rate increases or other extraordinary circumstances, including, but not limited to, boycotts and strikes, and costs relating to capital improvements or expenditures that will not recur during the Term.

(d)Inspection.  Tenant shall have the right at its own expense to inspect the books and records of Landlord pertaining to Operating Costs and Taxes allocated to the Building once in any calendar year by any employee of Tenant or by a certified public accountant mutually acceptable to Landlord and Tenant (provided such certified public accountant charges for its service on an hourly basis and not based on a percentage of any recovery or similar incentive method) at reasonable times, and upon reasonable written notice to Landlord as hereinafter provided.  Tenant’s right to inspect such books and records is conditioned upon Tenant first paying Landlord the full amount billed by Landlord.  Within one hundred eighty (180) days after receipt of Landlord’s annual reconciliation of such Operating Costs and Taxes, Tenant shall have the right, after at least thirty (30) days prior written notice to Landlord, to inspect at the offices of Landlord or its property manager, the books and records of Landlord pertaining solely to the Operating Costs and Taxes allocated to the Building for the immediately preceding calendar year covered in such annual reconciliation statement.  All expenses of the inspection shall be borne by Tenant and must be completed within fifteen (15) days after commencement of such inspection.  If Tenant’s inspection reveals a discrepancy in the comparative annual reconciliation statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within thirty (30) days after completion of the inspection.  If Tenant and Landlord are unable to resolve the discrepancy within thirty (30) days after Landlord’s receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an independent certified public accounting firm approved by Tenant and Landlord (the “CPA Firm”), which approval shall not be unreasonably withheld or delayed.  If the inspection by the CPA Firm shows that the actual aggregate amount of Operating Costs and Taxes payable by Tenant is greater than the amount previously paid by Tenant for such accounting period, Tenant shall pay Landlord the difference within thirty (30) days.  If the inspection by the CPA Firm shows that the actual applicable amount is less than the amount paid by Tenant, then the difference shall be applied in payment of the next estimated monthly installments of Tenant’s Proportionate Share of Operating Costs and Taxes owing by Tenant, or in the event such accounting occurs following the expiration of the Term hereof, such difference shall be refunded to Tenant.  Tenant shall pay for the cost of the inspection by the CPA Firm, unless such inspection shows that Landlord overstated the aggregate amount Operating Costs and Taxes by more than five percent (5%), in which case Landlord shall pay for the cost of the inspection by the CPA Firm, not to exceed $2,500.00.

Tenant acknowledges and agrees that any information revealed in the above described inspection may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant’s auditors.  Tenant shall not in any manner disclose, provide or make available any information revealed by the inspection to any person or entity without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion.  In addition, Tenant and Tenant's agents (including its auditor) must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and, if requested by Landlord, shall execute a commercially reasonable confidentiality agreement regarding such inspection.  Tenant hereby acknowledges that Tenant's sole right to inspect Landlord's records and to contest the amount of Operating Costs and Taxes payable by Tenant shall be as set forth in this Section 6.3(d), and Tenant hereby waives any and all other rights pursuant to applicable law to audit such records and/or to contest the amount of Operating Costs and Taxes payable by Tenant.

Exhibit 10.34

Article 7ACCORD AND SATISFACTION

7.1Acceptance of Payment. No payment by Tenant or receipt by Landlord of a lesser amount of Minimum Monthly Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section 1161, et seq., or of any successor statute thereto.

Article 8SECURITY DEPOSIT

8.1Payment on Lease Execution. Tenant shall pay Landlord upon execution hereof the sum specified in the Salient Lease Terms as a Security Deposit. This sum is designated as a Security Deposit and shall remain the sole and separate property of Landlord until actually repaid to Tenant (or at Landlord’s option the last assignee, if any, of Tenant’s interest hereunder), said sum not being earned by Tenant until all conditions precedent for its payment to Tenant have been fulfilled. As this sum both in equity and at law is Landlord’s separate property, Landlord shall not be required to (1) keep said deposit separate from his general accounts, or (2) pay interest, or other increment for its use. If Tenant fails to pay rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Lease, including and not limited to Tenant’s obligation to restore or clean the Leased Premises following vacation thereof, Tenant, at Landlord’s election, shall be deemed not to have earned the right to repayment of the Security Deposit, or those portions thereof used or applied by Landlord for the payment of any rent or other charges in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Leased Premises following vacation by Tenant. The Security Deposit is not to be characterized as rent until and unless so applied in respect of a default by Tenant. If Tenant is not in default under this Lease, then within thirty (30) days after the expiration of the Term and Tenant’s vacation of the Premises, Landlord shall return the Security Deposit, less any sums Landlord is entitled to keep, to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder).  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Leased Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

8.2Restoration of Deposit. If Landlord elects to use or apply all or any portion of the Security Deposit as provided in Section 8.1, Tenant shall within ten (10) days after written demand therefor pay to Landlord in cash, an amount equal to that portion of the Security Deposit used or applied by Landlord, and Tenant’s failure to so do shall be a material breach of this Lease. The ten (10) day notice specified in the preceding sentence shall insofar as not prohibited by law, constitute full satisfaction of notice of default provisions required by law or ordinance.

Exhibit 10.34

Article 9USE

9.1Permitted Use. The Leased Premises may be used and occupied only for the purposes specified in Section 1.12 hereof, and for no other purpose or purposes. Tenant shall promptly comply with all laws, ordinances, orders and regulations relating to the cleanliness, safety, occupation and use of the Leased Premises. Tenant shall not use, or permit to be used, the Leased Premises in any manner that will disturb any other tenant in the Building or Complex, or obstruct or interfere with the rights of other tenant or occupants of the Building or Complex, or injure or annoy them or create any unreasonable smells, noise or vibrations (taking into account the nature and tenant-mix of the Building). Tenant shall not do, permit or suffer in, on, or about the Leased Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall not allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose.

9.2Safes, Heavy Equipment. Tenant shall not place a load upon any floor of the Leased Premises which exceeds the lesser of fifty (50) pounds per square foot live load or such other amount specified in writing by Landlord from time to time. Landlord reserves the right to prescribe the weight and position of all safes and heavy installations which Tenant wishes to place in the Leased Premises so as properly to distribute the weight thereof, or to require plans prepared by a qualified structural engineer at Tenant’s sole cost and expense for such heavy objects. Notwithstanding the foregoing, Landlord shall have no liability for any damage caused by the installation of such heavy equipment or safes.

9.3Machinery. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any other leased space to such a degree as to be objectionable to Landlord or to any tenants in the Complex shall be placed and maintained by the party possessing the machines or equipment, at such party’s expense, in settings of cork, rubber or spring type noise and/or vibration eliminators, and Tenant shall take such other measures as needed to eliminate vibration and/or noise. If the noise or vibrations cannot be eliminated, Tenant must remove such equipment within ten (10) days following written notice from Landlord.

9.4Waste or Nuisance. Tenant shall not commit, or suffer to be committed, any waste upon the Leased Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Complex in which the Leased Premises are located.

9.5Operation. If Tenant shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law, or otherwise, any Personal Property belonging to Tenant and remaining on the Leased Premises after such event shall, at the option of Landlord, be deemed abandoned.  Tenant shall be required to follow the reasonable recommendations of Landlord and/or Landlord’s LEED consultants to insure that the operation of Tenant’s business at the Leased Premises will satisfy the LEED requirements applicable for the Building.

9.6Access.  Tenant shall have access to the Leased Premises twenty-four hours a day, seven days a week, subject to any security requirements and regulations that may be in effect at the time.  Subject to applicable laws and the other provisions of this Lease, and except in the event of an emergency, Tenant acknowledges and agrees that it shall use the card-key system currently in place for entry into the Building and into the Leased Premises.

Exhibit 10.34

Article 10COMPLIANCE WITH LAWS AND REGULATIONS

10.1Compliance Obligations.  Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Leased Premises, and shall faithfully observe in the use or occupancy of the Leased Premises all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including, without limitation, the “Environmental Laws” (as hereinafter defined), and the Americans with Disabilities Act, 42 U.S.C. §§ 12101-12213 (and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto), whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease. Tenant's obligation to comply with and observe such requirements, ordinances, statutes and regulations shall apply regardless of whether such requirements, ordinances, statutes and regulations regulate or relate to Tenant's particular use of the Leased Premises or regulate or relate to the use of premises in general, and regardless of the cost thereof. Notwithstanding the foregoing, however, Tenant shall not be required to perform any structural changes to the Leased Premises or other portions of the Building unless such changes are related to or affected or triggered by (i) the Tenant Improvements or any alteration by Tenant, (ii) Tenant’s particular use of the Leased Premises (as opposed to Tenant’s use of the Leased Premises for general office purposes in a normal and customary manner), (iii) Tenant’s particular employees or employment practices, or (iv) the construction of initial Tenant Improvements to the Leased Premises. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any such requirement, ordinance, statute or regulation pertaining to the Leased Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.

10.2Condition of Leased Premises. Tenant hereby accepts the Leased Premises in the condition existing as of the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, Restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the Leased Premises, and without representation, warranty or covenant by Landlord, express or implied, as to the condition, habitability or safety of the Leased Premises, the suitability or fitness thereof for their intended purposes, or any other matter. Tenant shall also be responsible for procuring or installing in the Leased Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property to be used in the Leased Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant.  Tenant shall conform to the Building’s wiring standards in installing any telephone equipment and shall be subject to any and all rules of the site during construction.

10.3Hazardous Materials.

(a)Hazardous Materials. As used herein, the term “Hazardous Materials” shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be (i) pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto, including, without limitation, any such items or substances which are or may become regulated by any of the Environmental Laws (as hereinafter defined); (ii) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to the California Health and Safety Code; or (iii) a pesticide, petroleum, including crude oil or any fraction thereof, asbestos or an asbestos-containing material, a polychlorinated biphenyl, radioactive material, or urea formaldehyde.

Exhibit 10.34

(b)Environmental Laws. In addition to the laws referred to in section 10.3(a) above, the term “Environmental Laws” shall be deemed to include, without limitation, all local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

(c)Use of Hazardous Materials. Tenant agrees that during the Term of this Lease, there shall be no use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release, or threatened release of Hazardous Materials on, from or under the Leased Premises by Tenant or any of the Tenant Parties (individually and collectively, “Hazardous Use”) except to the extent that, and in accordance with such conditions as, Landlord may have previously approved in writing in its sole and absolute discretion.  However, without the necessity of obtaining such prior written consent, Tenant shall be entitled to use and store only those Hazardous Materials which are (i) typically used in the ordinary course of business in an office for use in the manner for which they were designed and in such limited amounts as may be normal, customary and necessary for Tenant’s business in the Leased Premises, and (ii) in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. For the purposes of this Section 10.3(c), the term Hazardous Use shall include Hazardous Use(s) on, from or under the Leased Premises by Tenant or any of its directors, officers, employees, shareholders, partners, invitees, agents, contractors or occupants (collectively, “Tenant’s Parties”), whether known or unknown to Tenant, and whether occurring and/or existing during or prior to the commencement of the Term of this Lease.

(d)Compliance. Tenant agrees that during the Term of this Lease Tenant shall not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Leased Premises including, but not limited to, the Environmental Laws.

(e)Inspection and Testing by Landlord. Landlord shall have the right at all times during the term of this Lease to (i) inspect the Leased Premises and to (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Tenant if Tenant is in breach of Section 10.3 of this Lease.  Neither any action nor inaction on the part of Landlord pursuant to this Section 10.3(e) shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant’s responsibilities, obligations, and/or liabilities incurred pursuant to Section 10.3 hereof.

10.4Indemnity. Tenant shall indemnify, hold harmless, and, at Landlord’s option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord and Landlord’s officers, directors, shareholders, partners, members, managers, employees, property managers, agents and mortgagees and other lien holders, from and against any and all “Losses” (hereinafter defined) arising from or related to: (a) any violation or alleged violation by Tenant or any of Tenant’s Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this Article 10, including, without limitation, the Environmental Laws; (b) any breach of the provisions of this Article 10 by Tenant or any of Tenant’s Parties; or (c) any Hazardous Use on, about or from the Leased Premises of any Hazardous Material approved by Landlord under this Lease. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord’s interest in the Leased Premises or the Complex, damages for the loss or restriction on use of any space or amenity within the Building or the Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.

Exhibit 10.34

10.5Delivery.  If during Tenant’s construction of the Tenant Improvements Tenant encounters Hazardous Materials in the Leased Premises in violation of applicable Environmental Laws and which are required to be remediated or otherwise abated by the local governmental authority having jurisdiction for Tenant to proceed with the Tenant Improvements, then such Hazardous Materials shall be abated or remediated by Landlord at Landlord’s sole cost in compliance with Environmental Laws and the Commencement Date shall be equitably adjusted based on the time required for Landlord to complete such work and its impact on Tenant’s construction schedule only to the extent such remediation or abatement work by Landlord actually delays Tenant with the construction of the Tenant Improvements.

Article 11SERVICE AND EQUIPMENT

11.1Climate Control. Landlord shall provide climate control to the Leased Premises from 7:00 a.m. to 6:00 p.m. (the “Climate Control Hours”) on weekdays (Saturdays, Sundays and holidays excepted) to maintain a temperature adequate for comfortable occupancy, provided that Landlord shall have no responsibility or liability for failure to supply climate control service when making repairs, alterations or improvements or when prevented from so doing by strikes or any cause beyond Landlord’s reasonable control. Any climate control furnished for periods not within the Climate Control Hours pursuant to Tenant’s request shall be at Tenant’s sole cost and expense in accordance with rate schedules promulgated by Landlord from time to time. Fan service for after Climate Control Hours must be requested with 24 hours prior notice.  Full HVAC service must be requested with 48 hours notice.  A four hour minimum is charged for fan or HVAC service. Tenant acknowledges that Landlord has installed in the Building a system for the purpose of climate control. Any use of the Leased Premises not in accordance with the design standards or any arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or ducts through which the climate control system operates. Any changes or alterations so occasioned, if such changes can be accommodated by Landlord’s equipment, shall be made by Tenant at its cost and expense but only with the written consent of Landlord first had and obtained, and in accordance with drawings and specifications and by a contractor first approved in writing by Landlord. If installation of partitions, equipment or fixtures by Tenant necessitates the re-balancing of the climate control equipment in the Leased Premises, the same will be performed by Landlord at Tenant’s expense. Tenant acknowledges that up to one (1) year may be required after Tenant has fully occupied the Leased Premises in order to adjust and balance the climate control systems. Any charges to be paid by Tenant hereunder shall be due within ten (10) days of receipt of an invoice from Landlord, which invoice may precede Landlord’s expenditure for the benefit of Tenant.  Landlord shall not be responsible for any supplemental heating, air-conditioning or ventilation system installed for service to the server room in the Leased Premises or that is not part of the Building’s Systems and Equipment.  Tenant, at its expense, shall be response for the repair, maintenance and replacement of such supplemental heating, air-conditioning and ventilation system.

11.2Elevator Service. Landlord shall provide elevator service, provided that Tenant, its employees, and all other persons using such services shall do so at their own risk.

11.3Cleaning Public Areas. Landlord shall maintain and keep clean the street level lobbies, sidewalks, truck dock, public corridors and other public portions of the Building.

11.4Refuse Disposal. Tenant shall pay Landlord, within ten (10) days of being billed therefor, for the removal from the Leased Premises and the Building of such refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of a reasonable office.

11.5Janitorial Service. Landlord shall provide cleaning and janitorial service in and about the Complex and Leased Premises five days a week (which is currently scheduled for Sunday through Thursday, holidays excepted, subject to change by Landlord) in accordance with commercially reasonable standards in an office building in the city in which the Building is located.

Exhibit 10.34

11.6Special Cleaning Service. To the extent that Tenant shall require special or more frequent cleaning and/or janitorial service (hereinafter referred to as “Special Cleaning Service”) Landlord may, upon reasonable advance notice from Tenant, elect to furnish such Special Cleaning Service and Tenant agrees to pay Landlord, within ten (10) days of being billed therefor, Landlord’s charge for providing such additional service. Special Cleaning Service shall include but shall not be limited to the following to the extent such services are beyond those typically provided pursuant to section 11.5 above:

(a)The cleaning and maintenance of Tenant eating facilities other than the normal and ordinary cleaning and removal of garbage, which special cleaning service shall include, without limitation, the removal of dishes, utensils and excess garbage; it being acknowledged that normal and ordinary cleaning service does not involve placing dishes, glasses and utensils in the dishwasher, cleaning any coffee pot or other cooking mechanism or cleaning the refrigerator or any appliances;

(b)The cleaning and maintenance of Tenant computer centers, including peripheral areas other than the normal and ordinary cleaning and removal of garbage if Tenant so desires;

(c)The cleaning and maintenance of special equipment areas, locker rooms, and medical centers;

(d)The cleaning and maintenance in areas of special security; and

(e)The provision of consumable supplies for private toilet rooms.

11.7Electrical. During the Term of this Lease, there shall be available to the Leased Premises electrical facilities comparable to those supplied in other comparable office buildings in the vicinity of the Building to provide sufficient power for normal lighting and office machines of similar low electrical consumption, and one personal computer for each desk station, but not for any additional computers or extraordinary data processing equipment, special lighting and any other item of electrical equipment which requires a voltage other than one hundred ten (110) volts single phase, as determined by Landlord in its sole and absolute discretion; and provided, however, that if the installation of such electrical equipment requires additional air conditioning capacity above that normally provided to tenants of the Building or above standard usage of existing capacity as determined by Landlord in its sole and absolute discretion, then the additional air conditioning installation and/or operating costs attributable thereto shall be paid by Tenant. Tenant agrees not to use any apparatus or device in, upon or about the Leased Premises which may in any way increase the amount of such electricity usually furnished or supplied to the Leased Premises, and Tenant further agrees not to connect any apparatus or device to the wires, conduits or pipes or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without the prior written consent of Landlord. At all times, Tenant’s use of electric current shall never exceed Tenant’s share of the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in the Leased Premises of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 110 volts and 5 amps per machine, without the prior written consent of Landlord, which may be exercised in Landlord’s sole and absolute discretion. If Tenant shall require electrical current in excess of that usually furnished or supplied for use of the Leased Premises as general office space, Tenant shall first procure the written consent of Landlord (which may be exercised in Landlord’s sole and absolute discretion) to the use thereof and Landlord or Tenant may (i) cause a meter to be installed in or for the Leased Premises, or (ii) if Tenant elects not to install said meter, Landlord may reasonably estimate such excess electrical current. The cost of any meters (including, without limitation, the cost of any installation) or surveys to estimate such excess electrical current shall be paid by Tenant. Landlord’s approval of any space plan, floor plan, construction plans, specifications, or other drawings or materials regarding the construction of the Tenant Improvements or any alterations shall not be deemed or construed as consent by Landlord under this paragraph to Tenant’s use of such excess electrical current as provided above. Tenant agrees to pay to Landlord, promptly upon demand therefor, all costs of such electrical current consumed as well as an additional use charge calculated by said meters (at the rates charged for such services to the Building by the municipality or the local public utility) or the amount specified in said estimate, as the case may be, plus any additional expense incurred in keeping account of the electrical current so consumed, which additional expense Landlord shall advise Tenant within a reasonable time after request by Tenant.

Exhibit 10.34

11.8Water. During the Term of this Lease, if water is made available to the Leased Premises, then water shall be used for drinking, lavatory and office kitchen purposes only as applicable. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, lavatory, and office kitchen purposes (as determined by Landlord in its sole and absolute discretion), as applicable, Landlord may reasonably estimate such excess and Tenant shall pay for same. At Tenant’s sole cost and expense, Landlord may also install a water meter and thereby measure Tenant’s water consumption for all purposes, and Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. Tenant agrees to pay for water consumed, as shown in said meter, as and when bills are rendered.

11.9Interruptions. It is understood that Landlord does not warrant that any of the services referred to above or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of repairs, alterations or improvements necessary to be made, by strikes or accidents, by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority. Any such interruption or suspension of services shall not be deemed an eviction (constructive or otherwise) or disturbance of Tenant’s use and possession of the Leased Premises or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent or otherwise, nor relieve Tenant of performance of Tenant’s obligations under this Lease. Notwithstanding the foregoing, if any interruption in or failure to provide electrical service to the Leased Premises occurs due solely to the negligence of Landlord and not as a result of any act or omission of Tenant any other party or the utility company providing such service, and such interruption or failure continues for five (5) or more consecutive business days after Landlord’s receipt of written notice of such interruption or failure from Tenant, and Tenant is unable to conduct and does not conduct any business in a material portion of the Leased Premises as a result thereof, then Tenant as its sole and exclusive remedy shall be entitled to an abatement of rental, which abatement shall commence as of the first day after the expiration of such five (5) business day period and terminate upon the cessation of such interruption or failure of such service, and which abatement shall be based on the portion of the Leased Premises rendered inaccessible or unusable for Tenant's business by such interruption, failure or inability.

11.10Conservation.  Tenant agrees to comply with the conservation, use and recycling policies and practices from time to time established by Landlord for the use of utilities and services supplied by Landlord, and the utility charges payable by Tenant hereunder may include such excess usage penalties or surcharges as may from time to time be established by Landlord for the Building.  Landlord may reduce the utilities supplied to the Leased Premises and the Common Areas as required or permitted by any mandatory or voluntary water, energy or other conservation statute, regulation, order or allocation or other program.

11.11 Excess Usage.  In addition to Tenant’s Proportionate Share of Operating Costs, Tenant shall pay for (the “Excess Utility Costs”) (i) all utility costs (including, without limitation, electricity, water and/or natural gas) attributable to any HVAC or other cooling system located in the Leased Premises or that provides service to Tenant’s server room, data center or other areas with special equipment or for special use, and (ii) all such utility costs consumed outside of the normal office hours of 7:00 a.m. to 6:00 p.m. Monday through Friday excluding holidays, and (iii) all utility costs consumed at the Leased Premises in excess of normal office use (such as by way of example only, extended hours of operation, heavier use of duplicating, computer, telecommunications or other equipment in excess of the normal use for general office uses, or a density of workers in excess of the normal density for general office uses). Tenant shall pay for such Excess Utility Costs within thirty (30) days after receipt of a billing from Landlord.  Such billing shall be determined in good faith by Landlord based on separate meters, submeters or other measuring devices (such as an emon dmon device) to measure consumption of such utilities at the Leased Premises or otherwise based on a commercially reasonable allocation given Tenant’s use of the Leased Premises.  The charge for such excess use may include a reasonable charge for increased wear and tear on existing equipment caused by Tenant’s excess consumption.  Tenant shall pay, as additional rent, for the Excess Utility Costs within thirty (30) days after receipt of a billing from Landlord, and if requested by Landlord, Tenant shall pay for Excess Utility Costs, as additional rent, on an estimated basis in advance on the first day of each month, subject to an annual reconciliation of such Excess Utility Costs.

Exhibit 10.34

11.12Energy Use Disclosures.  Tenant agrees to cooperate with Landlord and provide information, including copies of Tenant’s utility bills, required by Landlord regarding Tenant’s energy consumption at the Leased Premises for purpose of establishing an account with the Energy Star Portfolio Manager website maintained by the EPA and Department of Energy.

Article 12ALTERATIONS

12.1Consent of Landlord; Ownership. Tenant shall not make, or suffer to be made, any alterations, additions or improvements, including, without limitation, any alterations, additions or improvements that result in increased telecommunication demands or require the addition of new communication or computer wires, cables and related devises or expand the number of telephone or communication lines dedicated to the Leased Premises by the Building’s telecommunication design (individually, an “alteration” and collectively, “alterations”) to the Leased Premises, or any part thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld, conditioned or delayed.  Subject to Section 12.4 below, any alterations, except trade fixtures, shall upon expiration or termination of this Lease become a part of the realty and belong to Landlord. Except as otherwise provided in this Lease, Tenant shall have the right to remove its trade fixtures placed upon the Leased Premises provided that Tenant restores the Leased Premises as indicated below. Tenant shall be required to follow the reasonable recommendations of Landlord and/or Landlord’s LEED consultants to insure that any alteration will satisfy the LEED requirements applicable for the Building. Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Article 12, Tenant shall have the right, without Landlord’s consent, to make any alteration that meets all of the following criteria (a “Cosmetic Alteration”): (a) the alteration is decorative in nature (such as paint, carpet or other wall or floor finishes, movable partitions or other such work), (b) Tenant provides Landlord with ten (10) days’ advance written notice of the commencement of such alteration, (c) such alteration does not affect the Building’s electrical, mechanical, life safety, plumbing, security, or HVAC systems or any Structural components of the Building or any part of the Building other than the Leased Premises, (d) the work will not decrease the value of the Leased Premises, does not require a building permit or other governmental permit, uses only new materials comparable in quality to those being replaced and is performed in a workmanlike manner and in accordance with all Laws, (e) the work does not involve any Hazardous Materials, (f) the work does not involve opening the ceiling of the Leased Premises, and (g) the total cost of such alteration, when aggregated with the cost of all other Cosmetic Alterations performed during the previous twelve (12) month period, does not exceed One Hundred Thousand Dollars ($100,000.00). At the time Tenant notifies Landlord of any Cosmetic Alteration, Tenant shall give Landlord a copy of Tenant’s plans for the work. If the Cosmetic Alteration is of such a nature that formal plans will not be prepared for the work, Tenant shall provide Landlord with a reasonably specific description of the work.

12.2Requirements. Any alteration performed by Tenant shall be subject to strict conformity with the following requirements:

(a)All alterations shall be at the sole cost and expense of Tenant;

(b)Prior to commencement of any work of alteration, Tenant shall submit detailed plans and specifications, including working drawings (hereinafter referred to as “Plans”), of the proposed alteration, which shall be subject to the consent of Landlord in accordance with the terms of Section 12.1 above;

(c)Following approval of the Plans by Landlord, Tenant shall give Landlord at least ten (10) days’ prior written notice of any commencement of work in the Leased Premises so that Landlord may post notices of non-responsibility in or upon the Leased Premises as provided by law;

(d)No alteration shall be commenced without Tenant having previously obtained all appropriate permits and approvals required by and of governmental agencies;

Exhibit 10.34

(e)All alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with said Plans previously approved by Landlord and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alterations are to be new and of recent manufacture and of the most suitable grade for the purpose intended;

(f)Tenant must obtain the prior written approval from Landlord for Tenant’s contractors before the commencement of any work, which approval shall not be unreasonably withheld. Tenant’s contractor for any work shall maintain all of the insurance reasonably required by Landlord, including, without limitation, commercial general liability and workers’ compensation.

(g)As a condition of approval of an alteration costing in excess of $100,000.00, Landlord may require performance and labor and materialmen’s payment bonds issued by a surety approved by Landlord, in a sum equal to the cost of the alterations guarantying the completion of the alteration free and clear of all liens and other charges in accordance with the Plans. Such bonds shall name Landlord as beneficiary;

(h)The alteration must be performed in a manner such that they will not interfere with the quiet enjoyment of the other tenants in the Complex.

12.3Liens. Tenant shall keep the Leased Premises and the Complex in which the Leased Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event a mechanic’s or other lien is filed against the Leased Premises, Building or the Complex as a result of a claim arising through Tenant, Landlord may demand that Tenant furnish to Landlord a surety bond satisfactory to Landlord in an amount required under applicable law to remove the lien as a lien against the Complex, indemnifying Landlord against liability for the same and holding the Leased Premises free from the effect of such lien or claim. Such bond must be posted within ten (10) days following notice from Landlord. In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in any action to foreclose such lien if Landlord shall decide it is to its best interest to do so.  If Tenant fails to post such bond within said time period, Landlord, after five (5) days prior written notice to Tenant, may pay the claim prior to the enforcement thereof, in which event Tenant shall reimburse Landlord in full, including attorneys’ fees, for any such expense, as additional rent, with the next due rental.

12.4Restoration. Tenant shall return the Leased Premises to Landlord at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. Tenant shall not be required to remove any of the Tenant Improvements or any Alterations except for Non-Standard Office Improvements and Tenant’s Wires.  “Non-Standard Office Improvements” mean any Tenant Improvement or alteration that is not, in Landlord’s reasonable opinion, a “typical” office improvement or which would not be conducive for use by subsequent office occupants, and will also include any alteration or improvements that (i) perforate, penetrate or require reinforcement of a floor slab (including, without limitation, high-density filing or racking systems), (ii) consist of the installation of a raised flooring system, (iii) consist of the installation of a vault or other similar device or system intended to secure the Leased Premises or a portion thereof in a manner that exceeds the level of security necessary for ordinary office space, or (iv) involve material plumbing connections (such as, for example but not by way of limitation, kitchens, saunas, showers, and executive bathrooms outside of the Building core and/or special fire safety systems). If remove is required Tenant, at its expense, shall cause such work to be completed and restore the affected area to its original condition prior to the expiration or sooner termination of this Lease.  All damage to the Leased Premises caused by the removal of such trade fixtures and other Personal Property that Tenant is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Tenant at its sole cost and expense prior to termination.

Exhibit 10.34

Notwithstanding the foregoing, Tenant shall be required to remove all telephone, data and network communication wires, cables and lines installed by Tenant (collectively, “Wires”) in the Leased Premises or anywhere in the Building, including the conduits and risers of the Building, by the expiration or sooner termination of the Term of this Lease, unless such work is not required under applicable Law and provided that Tenant complies with all applicable Laws with respect to leaving the Wires in place, including, without limitation, identifying and labeling all Wires for future use, and in any event providing Landlord with a written description of the Wires accompanied by a plan showing the current type, quantity, points of commencement and termination, and routes of the Wires to allow Landlord to determine if Landlord desires to retain same or to discard the same.

Article 13PROPERTY INSURANCE

13.1Use of Leased Premises. No use shall be made or permitted to be made on the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the Building or Complex or cause the cancellation of any insurance policy covering the Building or Complex, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the standard form of “All Risk” fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and commercial general liability insurance, covering the Leased Premises, the Building, or the Complex.

13.2Increase in Premiums. Tenant agrees to pay Landlord, as additional Rent, within ten (10) days after receipt by Tenant of Landlord’s billing therefor, any increase in premiums for insurance policies which may be carried by Landlord on the Leased Premises, Building or Complex resulting from any negligent or intentional act or omission of Tenant or any of its contractors, partners, officers, employees or agents.

13.3Personal Property Insurance. Tenant shall maintain in full force and effect on alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business Personal Property situated in or about the Leased Premises a policy or policies providing protection against any peril included within the classification “All Risk” to the extent of one hundred percent (100%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a co-insurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than FIVE THOUSAND DOLLARS ($5,000.00). Tenant shall also insure in the same manner the physical value of all its leasehold improvements and alterations in the Leased Premises. During the term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Landlord shall have no interest in said insurance (except as a loss payee with respect to any alterations or other leasehold improvements made to the Leased Premises), and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Tenant shall also maintain business interruption insurance and insurance for all plate glass upon the Leased Premises (which may be self-insured by Tenant, provided that this right to self-insure for this type of insurance may only be exercised by the original entity signing this Lease as Tenant and such self-insurance shall not diminish the rights and privileges to which Landlord would otherwise have been entitled under the terms of the Lease had there been a third party insurer, including, without limitation, the waiver of subrogation). All insurance specified in this Section 13.3 to be maintained by Tenant shall be maintained by Tenant at its sole cost.

Exhibit 10.34

Article 14INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

14.1Intent and Purpose. This Article 14 is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.

14.2Waiver of Subrogation. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies.  Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

14.3Form of Policy. Tenant’s policies of insurance required hereunder shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

14.4Indemnity. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Parties (defined below), Tenant shall protect, indemnify and hold Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them (the “Landlord Entities”) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Leased Premises, Building and or Complex to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any of Tenant’s agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to meet any standards imposed by any duty with respect to the injury or damage; (b) any cause in, on or about the Leased Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Leased Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.  The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

14.5Defense of Claims. In the event any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant, upon Landlord’s request, will at Tenant’s expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Tenant or by the insurer whose policy covers the occurrence and in either case approved by Landlord. The obligations of Tenant under this Section arising by reason of any occurrence taking place during the Lease term shall survive any termination of this Lease.

Exhibit 10.34

14.6Waiver of Claims. Tenant hereby waives all claims against Landlord damages to goods, wares, merchandise and loss of business, in, upon or about the Leased Premises or the Complex, and injury to Tenant, its agents, employees, invitees or third persons in, upon or about the Leased Premises or the Complex, where such damage or injury results from Landlord’s failure to police or provide security for the Complex or Landlord’s ordinary negligence in connection therewith.

14.7References. Wherever in this Article the term Landlord or Tenant is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its shareholders, officers, directors, employees, partners, members, managers, mortgagees and agents.

Article 15LIABILITY AND OTHER INSURANCE

15.1Tenant’s Insurance. Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease, a commercial general liability insurance policy insuring Tenant and protecting Landlord and the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity against the risks of, bodily injury and property damage, personal injury, contractual liability, completed operations, products liability, host liquor liability, owned and non-owned automobile liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than $3,000,000.00 per occurrence with $5,000,000.00 annual aggregate. Landlord, the Landlord Entities and any lender and any other party in interest designated by Landlord shall be named as additional insured(s). The policy shall contain cross liability endorsements with coverage for Landlord for the negligence of Tenant even though Landlord is named as an additional insured; shall insure performance by Tenant of the indemnity provisions of this Lease; shall be primary, not contributing with, and not in excess of coverage which Landlord may carry; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insureds; and shall afford coverage after the term of this Lease (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the term of this Lease. The limits of said insurance shall not limit any liability of Tenant hereunder. Not more frequently than every year, if, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate, Tenant shall promptly increase said insurance coverage as required by Landlord.

15.2Workers’ Compensation Insurance. Tenant shall carry Workers’ Compensation insurance as required by law, including an employers’ liability endorsement.

15.3Other Insurance.  Tenant shall keep in force throughout the Term: (a) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (b) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease--each employee; (c) Business Interruption Insurance for 100% of the 12 months actual loss sustained, and (d) Excess Liability in the amount of $5,000,000.  In addition, whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Leased Premises (“Work”) the aforesaid insurance protection must extend (by appropriate endorsement) to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the certificates and endorsements evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

Exhibit 10.34

15.4Landlord’s Insurance. In addition to any other insurance Landlord elects in its sole and absolute discretion to obtain, including earthquake, flood and terrorism insurance, Landlord shall keep and maintain during the term hereof special causes of loss property damage insurance for the Complex in an amount of not less than one hundred percent (100%) of the full insurable replacement cost (excluding the land, foundations, footings and other elements that are not customarily covered by “full replacement cost” insurance), with a deductible in an amount selected by Landlord in its sole discretion.  Any insurance carried by Landlord pursuant to this Lease may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Landlord or its affiliates.

Article 16INSURANCE POLICY REQUIREMENTS & INSURANCE DEFAULTS

16.1General Requirements. All insurance policies required to be carried by Tenant (except Tenant’s Personal Property insurance) hereunder shall conform to the following requirements:

(a)The insurer in each case shall carry a designation in “Best’s Insurance Reports” as issued from time to time throughout the term as follows: Policyholders’ rating of A-; financial rating of not less than VII;

(b)The insurer shall be qualified to do business in the state in which the Leased Premises are located;

(c)The policy shall be in a form and include such endorsements as are reasonably acceptable to Landlord;

(d)Certificates of insurance shall be delivered to Landlord at commencement of the term and certificates of renewal at least thirty (30) days prior to the expiration of each policy;

(e)Each policy shall require by endorsement (if such endorsement is available on commercially reasonable terms) that Landlord be notified in writing by the insurer at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried; provided if such endorsement(s) is not available on commercially reasonable terms, then Tenant shall be obligated to so notify Landlord of any such cancellation or reduction.

16.2Tenant’s Insurance Defaults. If Tenant fails to obtain any insurance required of it under the terms of this Lease, and such failure is not cured by Tenant within ten (10) days after notice from Landlord, Landlord may, at its option, but is not obligated to, obtain such insurance on behalf of Tenant and bill Tenant, as additional rent, for the cost thereof. Payment shall be due within ten (10) days of receipt of the billing therefor by Tenant.

Article 17FORFEITURE OF PROPERTY AND LESSOR’S LIEN

17.1Removal of Personal Property. Tenant agrees that as at the date of termination of this Lease or repossession of the Leased Premises by Landlord, by way of default or otherwise, it shall remove all Personal Property to which it has the right to ownership pursuant to the terms of this Lease. Any and all such property of Tenant not removed by such date shall, at the option of Landlord, irrevocably become the sole property of Landlord. Tenant waives all rights to notice and all common law and statutory claims and causes of action which it may have against Landlord subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the Personal Property affected by the terms of this Article. Tenant acknowledges Landlord’s need to relet the Leased Premises upon termination of this Lease or repossession of the Leased Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting, and to prevent Landlord incurring a loss for inability to deliver the Leased Premises to a prospective Tenant.

Exhibit 10.34

17.2Landlord’s Lien. Tenant hereby grants to Landlord a lien upon and security interest in all fixtures, chattels and Personal Property of every kind now or hereafter to be placed or installed in or on the Leased Premises and agrees that in the event of any default on the part of Tenant, Landlord shall have all the rights and remedies afforded the secured party by the chapter on “Default” of Division 9 of the Uniform Commercial Code of the state in which the Leased Premises are located and may, in connection therewith, also (a) enter on the Leased Premises to assemble and take possession of the collateral, (b) require Tenant to assemble the collateral and make its possession available to Landlord at the Leased Premises, and (c) enter the Leased Premises, render the collateral, if equipment, unusable and dispose of it in a manner provided by the Uniform Commercial Code of the state in which the Leased Premises are located.

Article 18MAINTENANCE AND REPAIRS

18.1Landlord’s Obligations. Subject to the other provisions of this Lease imposing obligations in this respect upon Tenant, Landlord shall repair, replace and maintain in good condition and repair the external and Structural parts of the Building and Common Areas of the Complex which do not comprise a part of the Leased Premises and are not leased to others, the Systems and Equipment (but not any supplemental HVAC system for Tenant’s server room), janitor and equipment closets and shafts within the Leased Premises designated by Landlord for use by it in connection with the operation and maintenance of the Complex, and all Common Areas. Landlord shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner; but Landlord shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Tenant by reason of failure of such equipment, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the gross negligence or deliberate act or omission of Landlord. The cost for such repairs, maintenance and replacement shall be included in Operating Costs to the extent permitted by this Lease.

18.2Negligence of Tenant. If the Building, the elevators, boilers, engines, pipes or apparatus used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building, or the roof or the outside walls of the Building, fall into a state of disrepair or become damaged or destroyed through the negligence or intentional act of Tenant, its agents, officers, partners, employees or servants, the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall pay the same to Landlord as additional charges forthwith on demand.

18.3Tenant’s Obligations. Tenant shall repair the Leased Premises, including without limiting the generality of the foregoing, all interior partitions and walls, fixtures, Tenant Improvements and alterations in the Leased Premises, fixtures and shelving, and special mechanical and electrical equipment which equipment is not a normal part of the Leased Premises installed by or for Tenant, reasonable wear and tear, damage with respect to which Landlord has an obligation to repair as provided in Section 18.1 and Section 19 hereof only excepted. Landlord may enter and view the state of repair and Tenant will repair in a good and workmanlike manner according to notice in writing.

18.4Cleaning. Tenant agrees at the end of each business day to leave the Leased Premises in a reasonably clean condition for the purpose of the performance of Landlord’s cleaning services referred to herein.

18.5Waiver. Tenant waives all rights it may have under law to make repairs at Landlord’s expense.

18.6Acceptance. Except as to the construction obligations of Landlord, if any, stated in Exhibit B to this Lease, Tenant shall accept the Leased Premises in “as is” condition as of the date of execution of this Lease by Tenant, and subject to the punch list items referenced in section 4.5, Tenant acknowledges that the Leased Premises in such condition are in good and sanitary order, condition and repair.

Exhibit 10.34

Article 19DESTRUCTION

19.1Rights of Termination. In the event the Leased Premises suffers (a) an “uninsured property loss” (as hereinafter defined) or (b) a property loss which cannot be repaired within one hundred twenty (120) days from the date of destruction under the laws and regulations of state, federal, county or municipal authorities, or other authorities with jurisdiction, Landlord may terminate this Lease as of the date of the damage within twenty (20) days of written notice from Landlord to Tenant that the damage from the casualty was an uninsured property loss or that time to restore will exceed such one hundred twenty (120) day period.  In the event of a property loss to the Leased Premises which cannot be repaired two hundred seventy (270) days of the occurrence thereof, Tenant shall also have the right to terminate the Lease by written notice to Landlord within twenty (20) days following notice from Landlord that the time for restoration will exceed such time period.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall not have the right to terminate this Lease if the casualty or other loss or damage was caused by the negligence or intentional misconduct of Tenant or any Tenant Entity or a party related to Tenant.  For purposes of this Lease, the term “uninsured property loss” shall mean any loss arising from a peril not covered by the standard form of “All Risk” property insurance policy.  In the event this Lease is terminated in accordance with the terms of this Section 19.1, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance covering the leasehold improvements and alterations in the Leased Premises as required under Section 13.3 of this Lease.

19.2Repairs. In the event of a property loss which may be repaired within one hundred twenty (120) days from the date of the damage, or, in the alternative, in the event the parties do not elect to terminate this Lease under the terms of Section 19.1 above, then this Lease shall continue in full force and effect and Landlord shall forthwith undertake to make such repairs to reconstitute the Leased Premises to as near the condition as existed prior to the property loss as practicable. Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Leased Premises by, or belonging to, Tenant.  Such partial destruction shall in no way annul or void this Lease except that Tenant shall be entitled to a proportionate reduction of Rent following the property loss and until the time the Leased Premises are restored. Such reduction shall be based on the ratio that the square footage of the damaged portion of the Leased Premises bears to the total square footage of the Leased Premises. So long as Tenant conducts its business in the Leased Premises, there shall be no abatement with respect to the portion of the Leased Premises that Tenant is conducting business.  Upon the resolution of the dispute, the settlement shall be retroactive and Landlord shall within ten (10) days thereafter refund to Tenant any sums due in respect of the reduced rental from the date of the property loss. Landlord’s obligations to restore shall in no way include any construction originally performed by Tenant or subsequently undertaken by Tenant, but shall include solely that property constructed by Landlord prior to commencement of the Term hereof.  Notwithstanding anything to the contrary contained in this Lease, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises, Building and/or Complex requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

19.3Repair Costs. The cost of any repairs to be made by Landlord, pursuant to Section 19.2 of this Lease, shall be paid by Landlord utilizing available insurance proceeds. Tenant shall reimburse Landlord upon completion of the repairs for any commercially reasonable deductible for which no insurance proceeds will be obtained under Landlord’s insurance policy, or if other premises are also repaired, a pro rata share based on total costs of repair equitably apportioned to the Leased Premises.

Exhibit 10.34

19.4Waiver. Tenant hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Landlord is obligated to repair or may elect to repair under the terms of this Article.

19.5Landlord’s Election. In the event that the Complex or Building is destroyed to the extent of not less than thirty-three and one-third percent (33-1/3%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Leased Premises be injured or not, in the same manner as in Section 19.1 above. In all events, a total destruction of the Complex or Building shall terminate this Lease.

19.6Damage Near End of Term. If at any time during the last twelve (12) months of the Term of this Lease, as the same may be extended by Tenant for the Extension Period pursuant to Exhibit E of this Lease, there is, in Landlord's sole opinion, substantial damage to the Leased Premises or the Building, whether or not such casualty is covered in whole or in part by insurance, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage and Landlord shall have no further liability hereunder. Substantial damage shall be defined as damage that will cost over $50,000.00 to repair.

Article 20CONDEMNATION

20.1Definitions.

(a)“Condemnation” means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

(b)“Date of taking” means the date the condemnor has the right to possession of the property being condemned.

(c)“Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

(d)“Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

20.2Total Taking. If the Leased Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

20.3Partial Taking; Common Areas.

(a)If any portion of the Leased Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if 33-1/3% or more of the total number of square feet in the Leased Premises is taken.

(b)If any part of the Common Areas of the Complex is taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Leased Premises, except that if thirty percent (30%) or more of the Common Areas is taken by condemnation, Landlord or Tenant shall have the election to terminate this Lease pursuant to this Section.

(c)If fifty percent (50%) or more of the Building in which the Leased Premises are located is taken, Landlord shall have the election to terminate this Lease in the manner prescribed herein.

Exhibit 10.34

20.4Termination or Abatement. If either party elects to terminate this Lease under the provisions of Section 20.3 (such party is hereinafter referred to as the “Terminating Party”), it must terminate by giving notice to the other party (the “Nonterminating Party”) within thirty (30) days after the nature and extent of the taking have been finally determined (the “Decision Period”). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than one hundred twenty (120) days after the Terminating Party has notified the Nonterminating Party of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, the Lease shall continue in full force and effect except that Minimum Monthly Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Monthly Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet taken from the Leased Premises and the denominator of which is the number of square feet in the Leased Premises prior to the taking.

20.5Restoration. If there is a partial taking of the Leased Premises and this Lease remains in full force and effect pursuant to this Article, Landlord, at its cost, shall accomplish all necessary restoration so that the Leased Premises is returned as near as practical to its condition immediately prior to the date of the taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the condemnor.

20.6Award. Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Landlord except that Tenant shall receive from the award compensation for the following if specified in the award by the condemning authority, so long as it does not reduce Landlord’s award in respect of the real property: Tenant’s trade fixtures, tangible Personal Property, goodwill, loss of business and relocation expenses. At all events, Landlord shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold. Tenant shall not be entitled to any award until Landlord has received the above sum in full.

Article 21ASSIGNMENT AND SUBLETTING

21.1Lease is Personal. The purpose of this Lease is to transfer possession of the Leased Premises to Tenant for Tenant’s personal use in return for certain benefits, including rent, to be transferred to the Landlord. Tenant acknowledges and agrees that it has entered into this Lease in order to occupy the Leased Premises for its own personal use and not for the purpose of obtaining the right to assign or sublet the leasehold to others.

21.2“Transfer of the Leased Premises” Defined.  Except for transfer described in section 21.5 hereof, the terms “Transfer of the Leased Premises” or “Transfer” as used herein shall include any of the following, whether voluntary or involuntary and whether effected by death, operation of law or otherwise:

(a)An assignment of all or any part this Lease or subletting of all or any part the Leased Premises or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Leased Premises including, without limitation, concession, mortgage, deed of trust, devise, hypothecation, agency, license, franchise or management agreement, or the occupancy or use by any other person (the agents and servants of Tenant excepted) of any portion of the Leased Premises.

(b)If Tenant is a partnership, limited liability company or other entity other than a corporation described in Section 21.1(c) below:

(1)A change in ownership effected voluntarily, involuntarily, or by operation of law of fifty percent (50%) or more of the partners or members or fifty percent (50%) or more in the aggregate of the partnership or membership interests, whether in a single transaction or series of transactions over a period of time or

Exhibit 10.34

(2)The sale, mortgage, hypothecation, pledge or other encumbrance at any time of more than an aggregate of fifty percent (50%) in the aggregate of the value of Tenant’s assets, whether in a single transaction or series of transactions over a period of time; or

(3)The dissolution of the partnership or limited liability company without its immediate reconstitution.

(c)If Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter):

(1)The sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant or more in the aggregate, whether in a single transaction or series of transactions over a period of time;

(2)The sale, mortgage, hypothecation, pledge or other encumbrance at any time of more than an aggregate of fifty percent (50%) in the aggregate of the value of Tenant’s assets, whether in a single transaction or series of transactions over a period of time; or

(3)The dissolution, merger, consolidation, or other reorganization of Tenant.

21.3No Transfer Without Consent.  Except for a Transfer described in section 21.5 hereof, Tenant shall not suffer a Transfer of the Leased Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Landlord, and a consent to one Transfer of the Leased Premises shall not be deemed to be a consent to any subsequent Transfer of the Leased Premises. Any Transfer of the Leased Premises without such consent shall be void, and shall, at the option of Landlord, terminate this Lease. Any Transfer of the Leased Premises without such consent shall (i) be voidable, and (ii) terminate this Lease, in either case, at the option of Landlord. The consent by Landlord to any Transfer shall not include consent to the assignment or transferring of any lease renewal option rights or space option rights of the Leased Premises, special privileges or extra services granted to Tenant by this Lease, or addendum or amendment thereto or letter of agreement (and such options, rights, privileges or services shall terminate upon such assignment), unless Landlord specifically grants in writing such options, rights, privileges or services to such assignee or subtenant.

21.4When Consent Granted. The consent of Landlord to a Transfer may not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:

(a)The financial strength of the proposed transferee given the remaining Lease obligations at the time of the proposed Transfer is determined by Landlord to be insufficient;

(b)A proposed transferee whose occupation of the Leased Premises would cause a diminution in the reputation of the Complex or the other businesses located therein;

(c)A proposed transferee whose impact or affect on the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Complex or the other occupants of the Complex would be adverse, disadvantageous or require improvements or changes in any utility or telecommunication capacity currently serving the Building or the Complex;

(d)A proposed transferee whose occupancy will require a variation in the terms of this Lease (including, without limitation, a variation in the use clause) or which otherwise adversely affects any interest of Landlord;

(e)The existence of any default by Tenant under any provision of this Lease;

Exhibit 10.34

(f)A proposed transferee who is or is likely to be, or whose business is or is likely to be, subject to compliance with additional laws or other governmental requirements beyond those to which Tenant or Tenant’s business is subject;

(g)Either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee or an affiliate of the proposed transferee, (i) occupies space in the Building at the time of the request for consent, or (ii) is negotiating (or has negotiated at any time within the preceding six (6) month period) with Landlord to lease space in the Building or in the Complex at such time;

(h)the proposed Transferee is a governmental agency or unit, a non-profit or charitable entity or organization or an existing tenant in the Complex;

(i)Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Complex, or increasing the expenses associated with operating, maintaining and repairing the Building or the Complex;

(j)the proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Leased Premises of a type, nature or quantity not then acceptable to Landlord; or

(k)the portion of the Leased Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress.

21.5Permitted Transfer. Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Leased Premises or any portion thereof, without Landlord’s consent, (a) to any partnership, corporation or other entity that controls, is controlled by, or is under common control with Tenant or Tenant’s parent (control being defined for such purposes as ownership of at least fifty percent (50%) of the equity interests in, and the power to direct the management of, the relevant entity) or (b) to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or Tenant’s parent, or (c) to any person or entity that acquires substantially all the assets (including by means of a purchase of all or substantially all of Tenant’s stock, any such purchaser being a “Stock Purchaser”) of Tenant as a going concern (all of the foregoing, collectively, an “Affiliate”), provided that the following conditions are satisfied:

(i)Landlord receives at least ten (10) days’ prior written notice (or, if such prior notice is prohibited by applicable Law, such lesser prior notice as shall be the earliest notice date permitted by applicable Law) of an assignment or subletting, together with evidence reasonably satisfactory to Landlord that the requirements of this Section 21.5 have been met;

(ii)the tangible net worth of Tenant or the transferee is not less than Tenant’s tangible net worth immediately prior to the assignment or subletting or such Transfer (or series of transactions of which the same is a part) or as of the date of this Lease, whichever is greater;

(iii)except in the case of an assignment where the assignor is dissolved as a matter of law following the series of transactions of which the assignment is a part and where such assignor makes sufficient reserves for contingent liabilities (including its obligations under this Lease) as required by applicable Law, the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment;

(iv)the Affiliate or successor assumes (in the event of an assignment) in writing all of Tenant’s obligations under this Lease;

Exhibit 10.34

(v)Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate at least ten (10) days prior (or, if such prior delivery is prohibited by applicable Law, such later delivery as shall be the earliest date permitted by applicable Law) to the effective date of such assignment or sublease or, in the case of an assignment by merger or stock purchase, such later date (but no later than the effective date of the assignment) on which the assignment agreement (which assignment document may, at Tenant’s election, be the merger agreement (or a copy of the statutory certificate of merger) or the stock purchase agreement if the assignment is effected by means thereof) is executed by the parties thereto, and

(vi)in the case of an assignment, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and in the case of an assignment or a sublease, the transaction is for legitimate business purposes unrelated to this Lease and the transaction is not a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on assignment and subletting contained herein.

A Transfer to an Affiliate that satisfies the foregoing conditions shall be referred to as a “Permitted Transferee” and such Transfer as a “Permitted Transfer”).

21.6Procedure for Obtaining Consent. In the event Tenant desires to sublet, or permit such occupancy of, the Leased Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.  With respect to a Transfer requiring Landlord’s consent, Landlord need not commence its review of any proposed Transfer, or respond to any request by Tenant with respect to such, unless and until it has received from Tenant adequate descriptive information concerning the business to be conducted by the proposed transferee, the transferee’s financial capacity, and such other information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:

(a)The past two years’ Federal Income Tax returns of the proposed transferee (or in the alternative the past two years’ audited annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant);

(b)Banking references of the proposed transferee;

(c)A resume of the business background and experience of the proposed transferee;

(d)An executed copy of the instrument by which Tenant proposes to effectuate the Transfer.

21.7Recapture. By written notice to Tenant (the “Termination Notice”) within thirty (30) days following submission to Landlord by Tenant of the information specified in section 21.6, Landlord may (1) terminate this Lease in the event of an assignment of this Lease or sublet of the entire Leased Premises, or (2) terminate this Lease as to the portion of the Leased Premises to be sublet, if the sublet is to be of less than the entire Leased Premises. If Landlord elects to terminate under the provisions hereof, and the area to be terminated is less than the entire Leased Premises, an amendment to this Lease shall be executed in which Tenant’s obligations for rent and other charges shall be reduced in proportion to the reduction in the size of the Leased Premises caused thereby by restating the description of the Leased Premises, and its monetary obligations hereunder shall be reduced by multiplying such obligations by a fraction, the numerator of which is the Rentable Area of the Leased Premises offered for sublease and the denominator of which is the Rentable Area of the Leased Premises immediately prior to such termination, as determined by Landlord in its sole and absolute discretion.

Exhibit 10.34

Notwithstanding the foregoing, Landlord shall not have the right to recapture any portion Leased Premises in connection with any sublease that individually or in the aggregate of all subleases is for 25% or less of the Rentable Area of the Leased Premises. While such sublease(s) described in in this paragraph shall not be subject to Landlord’s right to recapture, they shall be subject to all of the other provisions of Article 21 of this Lease.

21.8Reasonable Restriction. The restrictions on Transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the “Code”) Section 1951.4(b)(2). Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, Section 1997.040 of the Code, to limit any remedy of Landlord pursuant to Section 1951.2 or 1951.4 of the Code by means of proof that enforcement of a restriction on use of the Leased Premises would be unreasonable. Tenant also waives the right to terminate this Lease pursuant to Section 1995.310(b) of the California Civil Code if Landlord unreasonably withhold consent to a Transfer.

21.9Effect of Transfer. If Landlord consents to a Transfer and does not elect to recapture as provided in section 21.7, the following conditions shall apply:

(a)Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer.

(b)Tenant shall pay to Landlord on a monthly basis, fifty percent (50%) of the excess of any economic consideration received by Tenant from the Transferee in such month (whether or not for a period longer than one month), including consideration for leasehold improvements, over the aggregate of the total sums which Tenant pays Landlord under this Lease in such month, or the prorated portion thereof if the Leased Premises transferred is less than the entire Leased Premises. The amount so derived shall be paid with Tenant’s payment of Minimum Monthly Rent after deducting therefrom Tenant’s reasonable expenses incurred and paid by Tenant for brokerage commission and its attorney’s fees for such Transfer.

(c)No Transfer, whether or not consent of Landlord is required hereunder, shall relieve Tenant of its primary obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer of the Leased Premises.

(d)If Landlord consents to a sublease, such sublease shall not extend beyond the expiration of the Term of this Lease.

(e)No Transfer shall be valid and no transferee shall take possession of the Leased Premises or any part thereof unless, Tenant shall deliver to Landlord, at least ten (10) days prior to the effective date of such Transfer, a duly executed duplicate original of the Transfer instrument in form satisfactory to Landlord which provides that (i) the transferee assumes Tenant’s obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, (ii) such transferee will, at Landlord’s election, attorn directly to Landlord in the event Tenant’s Lease is terminated for any reason on the terms set forth in the instrument of transfer and (iii) such instrument of transfer contains such other assurances as Landlord reasonably deems necessary.

21.10Costs.   Tenant shall reimburse Landlord as additional rent for Landlord’s reasonable costs and attorneys’ fees incurred in conjunction with the processing and documentation of any proposed Transfer of the Leased Premises requiring Landlord’s consent, whether or not consent is granted, not to exceed $2,500.00.

21.11Restrictions on Marketing the Space. Tenant may not promote or advertise the availability of the Leased Premises or any part thereof unless Landlord has approved Tenant’s advertising or promotional materials in writing, such approval not to be unreasonably withheld.

Exhibit 10.34

Article 22ENTRY BY LESSOR

22.1Rights of Landlord. Tenant shall permit Landlord and Landlord’s agents and any mortgagee under a mortgage or beneficiary under a deed of trust encumbering the Building containing the Leased Premises and such party’s agents to enter the Leased Premises at all reasonable times after 24 hours prior notice (except in an emergency when no such notice is required) for the purpose of (a) inspecting the same, (b) maintaining the Building, (c) making repairs, replacements, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, (d) posting notices of non-responsibility for alterations, additions or repairs, (e) showing the space to prospective purchasers, investors and lenders, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned, and (f) marketing and showing the Leased Premises to prospective tenants during the final year of the Term or during any period when Tenant is marketing or making available any of the Leased Premises for a sublease or assignment. Any entry shall be conducted in such a manner as not to cause as unreasonable interference to Tenant as reasonably possible. This Section in no way affects the maintenance obligations of the parties hereto.

Article 23SIGNS

23.1Full Floors.  Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Complex, Tenant, if the Leased Premises comprise an entire floor of the Building, at Tenant’s sole cost and expense, may install identification signage in the Leased Premises including in the elevator lobby of the Leased Premises, provided that such signs must not be visible from the exterior of the Building.

23.2Multi-Tenant Floors.  If any other tenant leases or occupies space on the floor on which the Leased Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

23.3Lobby Directory.  If a directory exists in the main lobby of the Building, Landlord will include Tenant’s name in the directory of the lobby in the Building containing the Leased Premises, and Landlord will pay for the initial cost to include Tenant’s name in such directory.  Any changes to Tenant’s name or its listing in such directory shall be at Tenant’s expense.

23.4Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Tenant may not install any signs on the exterior or roof of the Project or the Common Areas.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Leased Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. The cost of installation and regular maintenance of any such signs approved by Landlord shall be at the sole expense of Tenant. At the termination of this Lease, or any extension thereof, Tenant shall remove all its signs, and all damage caused by such removal shall be repaired at Tenant’s expense.

Article 24DEFAULT

24.1Definition. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(a)Payment. Any failure by Tenant to pay the rent or to make any other payment required to be made by Tenant hereunder when due; provided, however, that not more frequently than twice each calendar year, Tenant shall not be in default for failure to pay Rent or any other sum unless Tenant fails to make such payment within five (5) days after receipt of written notice of such failure from Landlord.  The foregoing notice and cure period shall not be deemed a waiver or release of the obligation to pay late charges and interest for payments not made when due; or

Exhibit 10.34

(b)Other Covenants. A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the ten (10) day period allowed, Tenant shall not be deemed to be in default if Tenant shall, within such ten (10) day period, commence to cure and thereafter diligently prosecute the same to completion.  Notwithstanding the foregoing, any default by Tenant under Section 16.2, after notice of such default and the expiration of the applicable cure period provided in Section 16.2, or any default by Tenant under Section 32.1 (Estoppel Certificates) or Section 32.2 (Financial Statements) after five (5) days notice of such default, shall be an immediate default without benefit of any further notice or opportunity to cure; or

(c)Receivership. Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Landlord) to take possession of all or substantially all of the assets of Tenant, or (2) a general assignment by Tenant for the benefit of creditors, or (3) any action taken or suffered by Tenant under any insolvency or bankruptcy act shall constitute a breach of this Lease by Tenant. In such event, Landlord may, at its option, declare this Lease terminated and forfeited by Tenant, and Landlord shall be entitled to immediate possession of the Leased Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation; or

(d)Multiple Defaults. Any two (2) failures by Tenant to observe and perform any provision of this Lease during any twelve (12) month period of the term, as such may be extended, shall constitute, at the option of Landlord, a separate and non-curable default.

Article 25REMEDIES UPON DEFAULT

25.1Termination and Damages. In the event of any default by Tenant, then in addition to any other remedies available to Landlord herein or at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(a)The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(c)The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and

(e)At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Leased Premises are located.

Exhibit 10.34

25.2Definition. As used in subsections 25.1(a) and (b) above, the “worth at the time of award” is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subsection 25.1(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the Complex is located at the time of award plus one percent (1%).

25.3Personal Property. In the event of any default by Tenant, Landlord shall also have the right and option, with or without terminating this Lease, to do any one or combination of the following:

(a)to reenter the Leased Premises and remove all persons and property from the Leased Premises;

(b)to have all of Tenant’s fixtures, furniture, equipment, improvements, additions, alterations and other Personal Property remain upon the Leased Premises during the length of any default by Tenant or a lesser period; or

(c)to require Tenant to forthwith remove such property.

Landlord shall have the sole right to take exclusive possession of such property and to use it, rent, or charge free, until all defaults are cured. If Landlord shall remove property from the Leased Premises, Landlord may, in its sole and absolute discretion, store such property in the Complex, in a public warehouse or elsewhere. All costs incurred by Landlord under this section, including, without limitation, those for removal and storage (including, without limitation, charges imposed by Landlord for storage within the Complex), shall be at the sole cost of and for the account of Tenant. The rights stated herein are in addition to Landlord’s rights described in Article 17.

25.4Recovery of Rent; Reletting.

(a)In the event of the vacation or abandonment of the Leased Premises by Tenant or in the event that Landlord shall elect to reenter as provided in Section 25.3 above, or shall take possession of the Leased Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Section 25.1 above, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including, without limitation, Landlord’s right from time to time, without terminating this Lease, to either recover all rental as it becomes due or relet the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Leased Premises. Acts of maintenance or preservation or efforts to relet the Leased Premises or the appointment of a receiver upon initiation of Landlord or other legal proceeding granting Landlord or its agent possession to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(b)In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Leased Premises ; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

Exhibit 10.34

(c)No reentry or taking possession of the Leased Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

(d)Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

25.5No Waiver. Efforts by Landlord to mitigate the damages caused by Tenant’s default in this Lease shall not constitute a waiver of Landlord’s right to recover damages hereunder, nor shall Landlord have any obligation to mitigate damages hereunder.

25.6Curing Defaults. Should Tenant fail to repair, maintain, and/or service the Leased Premises, or any part or contents thereof at any time or times, or perform any other obligations imposed by this Lease or otherwise, then after having given Tenant reasonable notice of the failure or failures and a reasonable opportunity which in no case shall exceed thirty (30) days, to remedy the failure, Landlord may perform or contract for the performance of the repair, maintenance, or other Tenant obligation, and Tenant shall pay Landlord for all direct and indirect costs incurred in connection therewith within ten (10) days of receiving a bill therefor from Landlord.

25.7Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Leased Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

25.8Cumulative Remedies. The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Landlord might otherwise have in the event of breach or default, and the exercise of one right or remedy by Landlord shall not in any way impair its right to any other right or remedy.

Article 26BANKRUPTCY

26.1Bankruptcy Events. If at any time during the term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as “a bankruptcy event”), then the following provisions shall apply:

(a)Assume or Reject. At all events any receiver or trustee in bankruptcy or Tenant as debtor in possession (“debtor”) shall either expressly assume or reject this Lease within the earlier of one hundred twenty (120) days following the filing of a petition in bankruptcy or entry of an “Order for Relief” or such earlier period of time provided by law.

Exhibit 10.34

(b)Cure. In the event of an assumption of the Lease by a debtor, receiver or trustee, such debtor, receiver or trustee shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.

(c)Adequate Assurance. For the purposes of paragraph 26.1(b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:

(1)written assurance that rent and any other consideration due under the Lease shall first be paid before any other of Tenant’s costs of operation of its business in the Leased Premises is paid;

(2)written agreement that assumption of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Leased Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Landlord against such loss (including costs of suit and attorneys’ fees), occasioned by such breach;

(d)Landlord’s Obligation. Where a default exists under the Lease, the party assuming the Lease may not require Landlord to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

(e)Assignment. The debtor, receiver, or trustee may assign this Lease only if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease. Any consideration paid by any assignee in excess of the rental reserved in the Lease shall be the sole property of, and paid to, Landlord. Upon assignment by the debtor or trustee, the obligations of the Lease shall be deemed to have been assumed, and the assignee shall execute an assignment agreement on request of Landlord.

(f)Fair Value. Landlord shall be entitled to the fair market value for the Leased Premises and the services provided by Landlord (but in no event less than the rental reserved in the Lease) subsequent to the commencement of a bankruptcy event.

(g)Reservation of Rights. Landlord specifically reserves any and all remedies available to Landlord in Article 25 hereof or at law or in equity in respect of a bankruptcy event by Tenant to the extent such remedies are permitted by law.

Article 27SURRENDER OF LEASE

27.1No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

Exhibit 10.34

Article 28LANDLORD’S EXCULPATION

28.1Limited Liability. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building.  The obligations of Landlord shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages. In no event shall Landlord be deemed to be in default under this Lease unless Landlord fails to perform its obligations under this Lease, Tenant delivers to Landlord written notice specifying the nature of Landlord’s alleged default, and Landlord fails to cure such default within thirty (30) days following receipt of such notice (or, if the default cannot reasonably be cured within such period, to commence action within such thirty (30)-day period and proceed diligently thereafter to cure such default).

Article 29ATTORNEYS’ FEES

29.1Attorneys' Fees.  In the event of any litigation or arbitration (if each party in its sole and absolute discretion elects to use arbitration) proceeding between the parties with respect to this Lease, then all costs and expenses, including without limitation, all reasonable professional fees such as appraisers', accountants' and attorneys' fees, incurred by the prevailing party therein shall be paid or reimbursed by the other party.  The “prevailing party” means the party determined by the court or arbitrator (if the parties elected to use arbitration) to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.  The provisions of this section shall survive the expiration or termination of this Lease.

Article 30NOTICES

30.1Writing. All notices, demands and requests required or permitted to be given or made under any provision of this Lease shall be in writing.  A notice shall be sufficiency given for all purposes as follows:

(a)When personally delivered to the recipient, notice is effective on delivery.

(b)When mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery.

(c)When mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt.

(d)When delivered by overnight delivery by FedEx or other reputable courier service with charges prepaid or charged to the sender’s account, notice is effective on delivery if delivery is confirmed by the delivery service.

(e)When sent by facsimile to the last facsimile number of the recipient known to the party giving notice with confirmation that the transmission was sent; however, notice given by facsimile that is sent after 5 p.m. (recipient’s time) or on a nonbusiness day shall be considered to have been received on the next business day.

(f)When sent by email transmission, notice is effective, provided sender receives no “undeliverable” notification; however, notice given by email that is sent after 5 p.m. (recipient’s time) or on a nonbusiness day shall be considered to have been received on the next business day.

Exhibit 10.34

If a representative is not generally available during normal business hours to accept delivery or receipt of a notice, then a notice of default or other notice may be sent by first class mail to the last address of the recipient known to the party giving the notice, in which case such notice is effective on the third day after deposit such notice in the mail.  A notice may be sent by a party’s attorney.  Any correctly addressed notice that is refused, unclaimed, or undelivered because of an act or omission or the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed or considered undeliverable by postal authorities, messenger, or overnight delivery service.

Article 31SUBORDINATION AND FINANCING PROVISIONS

31.1Priority of Encumbrances. This Lease is subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Landlord shall request from any current or future beneficiary of a deed of trust encumbering the Complex the execution of a written “subordination, attornment and non-disturbance agreement” in favor of Tenant on such beneficiary’s standard form (the “SNDA”), providing that so long as Tenant is not in default under this Lease beyond any applicable grace period, this Lease will not be terminated by such beneficiary, except as expressly provided in this Lease for a casualty or condemnation.  Landlord will pay the initial administrative or processing fee charged by such beneficiary or its servicer to process the request for the SNDA.  Landlord’s sole obligation is to request such SNDA.  The failure to obtain such SNDA shall not be a default by Landlord or a condition to any of Tenant’s obligations under this Lease.

31.2Execution of Documents. Tenant agrees to execute any documents required to further effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, if requested by Landlord or any lender. It is understood by all parties that Tenant’s failure to execute the subordination documents referred to above may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

31.3Attornment. If the holder of any ground lease, mortgage, deed of trust or security described above (or its successor-in-interest), enforces its remedies provided by law or under the pertinent mortgage, deed of trust or security instrument and succeeds to Landlord’s interest in the Leased Premises, Tenant shall, upon request of any person succeeding to the interest of such lender as result of such enforcement, automatically become the Tenant of said successor-in-interest without change in the terms or other provisions of this Lease, provided, however, that said successor-in-interest shall not be (i) bound by any payment of rent for more than thirty (30) days in advance, except prepayment in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) liable for any act or omission of any previous landlord (including Landlord), provided that as successor landlord it shall be obligated to cure any continuing default of the prior landlord of which it has received prior written notice and shall be liable for acts or omissions accruing or arising after such successor’s succession to the position of landlord and commencement of control and management of the Property, (iii) subject to any offset, defense, recoupment or counterclaim that Tenant may have given to any previous landlord (including Landlord), or (iv) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) that has not, as such, been transferred to said successor-in-interest. Within ten (10) days after receipt of request by said successor-in-interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment, including a non-disturbance, attornment and subordination agreement in a form required by any such successor-in-interest.

Exhibit 10.34

31.4Notice and Right to Cure Default. Tenant agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

Article 32ESTOPPEL CERTIFICATES

32.1Execution by Tenant. Within ten (10) days after receipt of written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate acknowledging such facts regarding this Lease as Landlord may reasonably require, including without limitation, that to the extent of Tenant’s knowledge (i) this Lease is in full force and effect, binding and enforceable in accordance with its terms and unmodified (or if modified, specifying the written modification documents); (ii) to Tenant’s knowledge, no default exists on the part of Landlord or Tenant under this Lease; (iii) to Tenant’s knowledge, there are no events which with the passage of time, or the giving of notice, or both, would create a default under this Lease; (iv) no rent in excess of one month’s rent has been paid in advance; (v) Tenant has not received any written notice of any other sale, assignment, transfer, mortgage or pledge of this Lease or the rent due hereunder; and (vi) to Tenant’s knowledge, Tenant has no defense, setoff, recoupment or counterclaim against Landlord. Any such estoppel certificate may be relied upon by Landlord, any lender and any prospective purchaser of the Building or Complex or any interest therein. Failure to comply with this Article shall be a material breach of this Lease by Tenant giving Landlord all rights and remedies under this Lease, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Tenant.

32.2Financial Statements and Credit Reports.  In the event Landlord intends to sell or re-finance the Building or recapitalize its interest in the Complex, then promptly following Landlord’s request Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects.  This requirement may be satisfied by Tenant if Tenant or its parent company is a publicly held company whose financial statements are readily available to the publicly online so long the financial information available from the parent discloses the financial information of Tenant.

Article 33MISCELLANEOUS PROVISIONS

33.1Effect of Waiver. The waiver by Landlord or Tenant of any breach of any Lease provision by the other party shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Any failure by Landlord or Tenant to insist upon strict performance by the other of this Lease of any of the terms and provisions of the Lease or any guaranty of this Lease shall not be deemed to be a waiver of any of the terms or provisions of the Lease or such guaranty, and Landlord or Tenant, as the case may be, shall have the right thereafter to insist upon strict performance by the other of any and all of them.

Exhibit 10.34

33.2Holding Over. Tenant shall pay Landlord for each day Tenant retains possession of the Leased Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the amount of the Minimum Monthly Rent for the last period prior to the date of such termination, plus Tenant’s Proportionate Share of Operating Costs, Real Estate Taxes and Insurance, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention.  Notwithstanding acceptance by Landlord of any sums due hereunder after such termination, a tenancy on a month to month basis or at Landlord’s election, at sufferance at the Holdover Rate shall be deemed to have been created in the event of any holding over.  In any event, no provision of this Section 33.2 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.  Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Leased Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this section shall apply.

33.3Binding Effect. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

33.4Time of the Essence. Time is of the essence of this Lease with respect to each and every article, section and subsection hereof.

33.5Release of Landlord. If, during the term of this Lease, Landlord shall sell its interest in the Building or Complex of which the Leased Premises form a part, or the Leased Premises, then from and after the effective date of the sale or conveyance, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued. Upon any such conveyance, the grantee or transferee shall be deemed to have assumed the obligations of Landlord that accrue after the effective date of such transfer.

33.6Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and Building and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants of the Building or Complex.

33.7Transfer to Purchaser. If any security be given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, Landlord may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Landlord shall be discharged from any further liability in reference thereto.

33.8Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of rent or any other payment due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises. Therefore, if any installment of rent, or any other payment due hereunder from Tenant is not received by Landlord within five (5) days of when due, Tenant shall pay to Landlord an additional sum of five percent (5%) of such rent or other charge as a late charge; provided, however, that Landlord agrees that Tenant shall not have to pay such late charge if it makes its payment in full within five (5) days after receipt of written notice from Landlord, except that this notice and cure period shall only be applicable for the first two (2) times each calendar year that Tenant fails to pay any Minimum Monthly Rent or any additional rent when due.  If Landlord has provided two notices of a late payment or default during a calendar year, Landlord shall not be obligated to provide any notice thereafter for the remainder of such calendar year and such late charge shall be due if payment is not made when due without any grace period or notice. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies available to Landlord.

Exhibit 10.34

33.9Interest. Any amount owed by Tenant to Landlord which is not paid within ten (10) days when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate of interest permitted to be contracted for by law. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.

33.10Authorization to Execute. If Tenant is a corporation, limited liability company, partnership or other entity, each individual executing this Lease on behalf of said organization represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said organization in accordance with a duly adopted resolution or other applicable authorization of said organization, and that this Lease is binding upon said organization in accordance with its terms. Further, if requested by Landlord, Tenant shall, within thirty (30) days after such request, deliver to Landlord a certified copy of a resolution or other applicable authorization of said organization authorizing or ratifying the execution of this Lease.

33.11Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

33.12Number and Gender. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm or association. If there be more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.

33.13Modifications. This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.

33.14Payments. Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

33.15Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

33.16No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

33.17Light, Air and View. No diminution of light, air, or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

33.18Public Transportation Information. Tenant shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Leased Premises, including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Complex, staggering working hours of employees, and encouraging use of such facilities, all at Tenant’s sole reasonable cost and expense. Tenant shall comply with all requirements of any local transportation management ordinance.

33.19Joint and Several Liability. Should Tenant consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

33.20Survival of Obligations. All obligations of Tenant which may accrue or arise during the term of this Lease or as a result of any act or omission of Tenant during said term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

Exhibit 10.34

33.21Real Estate Brokers.  Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Lease so as to cause the other party to be responsible for the payment of a brokerage commission, except for the Broker(s) identified in Article 1.  Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman (other than the Brokers) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Lease.

33.22Waiver of California Code Sections. In this Lease, numerous provisions have been negotiated by the parties, some of which provisions are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. Therefore, Tenant waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Leased Premises; Civil Code Sections 1941 and 1942 with respect to Landlord’s repair duties and Tenant’s right to repair; Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Leased Premises by condemnation as herein defined; and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Sections 473 and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the Leased Premises for any reason. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified herein.

33.23Quiet Enjoyment.  So long as Tenant pays all of the Minimum Monthly Rent, all additional rent and other sums and charges under the Lease and otherwise performs all of its obligations in the Lease, Tenant shall have the right to possession and quiet enjoyment of the Leased Premises free from any unreasonable disturbance or interference, subject to the terms and provisions of the Lease.

33.24Representation.  Neither Tenant nor any of its constituent partners, managers, members or shareholders, nor any beneficial owner of Tenant or of any such partner, manager, member or shareholder (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”); (b) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (c) is engaged in activities prohibited in the Orders; or (d) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

33.25Inability to Perform; Force Majeure.  This Lease and the obligations of the parties hereunder shall not be affected or impaired because a party is unable to fulfill any of its obligations hereunder or is delayed in doing so, to the extent such inability or delay is caused by reason of war, civil unrest, acts of terrorism or bioterrorism, drought, strike, labor troubles, unusually inclement weather, governmental delays, inability to procure services or materials despite reasonable efforts, acts of God, or any other cause(s) beyond the reasonable control of a party (which causes are referred to collectively herein as “Force Majeure”), but excluding delays by Tenant in constructing the Tenant Improvements. Any time specified obligation of a party in this Lease shall be extended one day for each day of delay suffered by such party as a result of the occurrence of any Force Majeure. The application of Force Majeure shall not apply to a party’s obligation to pay any sum of money under this Lease.

33.26Counterparts. This Lease may be executed in one or more counterparts, including any facsimile or other electronic version of same, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.  Any facsimile or other electronic signature shall constitute a valid and binding method for executing this Lease. Executed counterparts of this Lease exchanged by facsimile transmission or other electronic means shall be fully enforceable.

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Exhibit 10.34

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

TENANT:	QUOTIENT TECHNOLOGY INC.,
a Delaware corporation

	By:	/s/ Scott Raskin

	Name:	Scott Raskin

	Its:	President

LANDLORD:	DW CAL 301 HOWARD, LLC,
a Delaware limited liability company

	By:	Divco West Real Estate Services, Inc.,
a Delaware corporation
Its Agent

		By:	/s/ Eric Lupinski

		Name:	Eric Lupinski

		Its:	Managing Director

Exhibit 10.34

EXHIBIT A – OUTLINE OF LEASED PREMISES

Exhibit A is intended only to show the general layout of the Leased Premises as of the beginning of the Term of this Lease.  The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist.  Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.  The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Leased Premises.

Exhibit 10.34

Exhibit B – Work letter for TENANT IMPROVEMENS

(Tenant Performs)

This Exhibit B forms a part of that certain Office Lease (the “Lease”) by and between DW CAL 301 HOWARD, LLC, a Delaware limited liability company, as Landlord, and QUOTIENT TECHNOLOGY INC., a Delaware corporation, as Tenant, to which this Exhibit is attached.  If there is any conflict between this Exhibit and the Lease regarding the construction of the Tenant Improvements (hereinafter defined), this Exhibit shall govern.  All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Lease, except where expressly provided to the contrary in this Exhibit.

ARTICLE 1 DEFINITIONS

1.Additional Definitions.  Each of the following terms shall have the following meaning:

Allowance:  A total amount equal to $2,341,050.00 (i.e., $150.00 per square foot of Rentable Area in the Leased Premises) to be paid by Tenant for the Construction Costs for the Tenant Improvements as provided in this Exhibit.  Any unused portion of the Allowance shall remain the property of Landlord, and Tenant shall have no interest in said funds.   Tenant shall have until a date that is one year after the Delivery Date (the “Outside Date”) to Substantially Complete the Tenant Improvements and use the Allowance for payment of Construction Costs for the Tenant Improvements.  If Tenant has not Substantially Completed the Tenant Improvements and complied with the requirements in this Exhibit for payment of the Allowance by the Outside Date, Tenant shall not be entitled to any remaining unused amount of the Allowance; provided, however Tenant shall have the right by the Outside Date to apply any unused amount of the Allowance to pay for the costs of Tenant’s furniture, fixtures and equipment to be installed in the Leased Premises, up to a maximum amount of $250,000.00 (the “FF&E”).

Architect:  The architectural firm selected by Tenant and approved by Landlord in its good faith discretion to prepare the “Preliminary Plans” and “Final Plans” (as such terms are hereinafter defined).

Construction Costs:  All costs, expenses, fees, taxes and charges to construct the Tenant Improvements, including, without limitation, the following:

(1)architects, engineers and consultants in the preparation of the Preliminary  Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of such plans for the Tenant Improvements, and for processing governmental applications and applications for payment, observing construction of the work, and other customary engineering, architectural, interior design and space planning services;

(2)labor, materials, equipment and fixtures supplied by the Contractor, its subcontractors and/or materialmen, including, without limitation, charges for a job superintendent and project representative;

(3)all electrical circuits, wiring, lighting fixtures, and tube outlets furnished and installed throughout the Leased Premises, including costs of meter;

(4)all window and floor coverings in the Leased Premises, including, without limitation, all treatment and preparatory work required for the installation of floor coverings over the concrete or other structural floor;

(5)all fire and life safety control systems , such as fire walls, wiring and accessories installed within the Building;

(6)all plumbing, fixtures, pipes and accessories installed within the Building;

Exhibit 10.34

(7)fees charged by the city and/or county where the Building is located (including, without limitation, fees for building permits and approvals and plan checks) required for the work in the Building;

(8) the Construction Management Fee (hereinafter defined) payable to Landlord's agent and property manager;

(9)all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of the Tenant Improvements; and

(10)all costs and expenses incurred to comply with all Applicable Laws of any governmental authority for any work at the Complex in order to construct the Tenant Improvements.

The term Construction Costs under this Exhibit shall not include (i) any fees, costs, expenses, compensation or other consideration payable to Tenant, or any of its officers, directors, employees or affiliates, or (ii) the cost any of Tenant’s furniture, artifacts, trade fixtures, telephone and computer systems and related facilities, or equipment, except for the amount of the Allowance that may be used for the FF&E.  Any fees or costs referred to in clauses (i) or (ii) above shall be paid by Tenant without resort to the Allowance.

Contractor:  The general contractor selected by Tenant and approved by Landlord in its reasonable discretion to construct the Tenant Improvements, provided any such contractor uses union workers and subcontractors.  The general contractor must be licensed and bondable in the State of California. Tenant may request that Landlord approve three (3) or more Contractors prior to competitive bidding, in which case Tenant may select any one of the Contractors approved by Landlord.

Substantial Completion, Substantially Complete, and Substantially Completed (or similar phrase):  The foregoing shall mean when the following have occurred or would have occurred but for any delay cause by Tenant:

(a)Tenant has delivered to Landlord a certificate from the Architect, in a form reasonably approved by Landlord, that the Tenant Improvements have been Substantially Completed substantially in accordance with the Final Plans, except “punch list” items which may be completed within thirty (30) days without impairing Tenant’s use of the Leased Premises or a material portion thereof, and Landlord has approved of the work in its sole and absolute discretion; and

(b)Tenant has obtained from the appropriate governmental authority a final certificate of occupancy (or all building permits with all inspections approved or the equivalent) and all other approvals and permits for the Leased Premises permitting occupancy and use of the Leased Premises for its permitted use under the Lease.

Tenant Improvements: The improvements to be constructed in accordance with the Final Plans.  Said work shall include architectural, mechanical and electrical work and life safety systems, and shall be in accordance with the criteria, specifications, procedures and schedules referred to in this Exhibit.  The Tenant Improvements shall comply in all respects with all applicable laws, statutes, ordinances, building codes and regulations (collectively, “Applicable Laws”).

Test-Fit Allowance:  An amount not to exceed $2,341.05 for payment of fees incurred by Tenant for the Architect to prepare test fit plan for the Tenant Improvements at the Leased Premises.

Exhibit 10.34

ARTICLE 2 CONSTRUCTION OF TENANT IMPROVEMENTS

2.1Preparation of Plans.

(a)Preliminary Plans.  As soon as is reasonably possible after the date of the Lease, Tenant shall submit to its Architect all additional information, including occupancy requirements for the Leased Premises (“Information”), necessary to enable the Architect to prepare preliminary plans and specifications for the Tenant Improvements showing, among other things, all demising walls, corridors, entrances, exits, doors, interior design and partition, and the locations of all display and storage rooms and bathrooms.  As soon as is commercially reasonable after the date hereof, Tenant shall cause the Architect to prepare preliminary plans and specifications for the Tenant Improvements and shall deliver two copies of same to Landlord for its review and written approval in its good faith discretion.  Within fifteen (15) days after receipt of the preliminary plans and specifications, Landlord shall notify Tenant in writing that (i) Landlord approves of such preliminary plans and specifications or (ii) Landlord disapproves of such preliminary plans and specifications, the basis for disapproval and the changes requested by Landlord.  If disapproved, Tenant shall cause the preliminary plans and specifications to be revised and shall submit the revised plans and specifications to Landlord for its review and approval as provided in this section.  After approval of the preliminary plans and specifications as provided above, the preliminary plans and specifications shall be referred to as the “Preliminary Plans.”

(b)Final Plans.  Tenant shall cause the Architect to prepare final working drawings, which shall be consistent with the Preliminary Plans, compatible with the design, construction and equipment of the Building, comply with all Applicable Laws, capable of logical measurement and construction, and contain all specifications for materials and contain such information as may be required for obtaining all permits and other governmental approvals for the construction of the Tenant Improvements (the “Working Drawings”).  As soon as is commercially reasonable after approval of the Preliminary Plans are approved by the parties as provided above, Tenant shall submit two copies of the Working Drawings to Landlord for its review and approval in its good faith discretion.  Within fifteen (15) days after receipt of the Working Drawings, Landlord shall notify Tenant in writing that (i) Landlord approves of such Working Drawings, or (ii) Landlord disapproves of such Working Drawings, the basis for disapproval and the changes requested by Landlord.  Tenant shall cause the Working Drawings to be revised and shall submit the revised Working Drawings to Landlord for its review and approval as provided in this section.  The Working Drawings approved in writing by the parties shall be referred to as the “Final Plans.”

(c)General.  It is the responsibility of Tenant to assure that the Final Plans and the Tenant Improvements constructed thereunder conform to all of the Applicable Laws.  Tenant shall submit to Landlord one (1) reproducible and four (4) prints of the Final Plans and an electronic unlocked version in CAD format.

2.2Selection and Approval of Certain Contractors.  Any subcontractor performing any work on the HVAC, life safety or alarm or mechanical systems or work affecting the roof shall be subject to Landlord’s prior written approval in its sole and absolute discretion and Landlord may require the Tenant use Landlord’s contractor or a specific subcontractor for any such work.  Landlord shall provide written notice of approval or disapproval within five (5) business days after Tenant’s request for such approval.  The construction contract shall be subject to the prior written reasonable approval of Landlord and shall require, among other things, that the Contractor (a) obtain and deliver to Landlord evidence of insurance required by Landlord, and (b) execute, obtain and deliver to Tenant lien waivers in the form required under Applicable Law from the Contractor and all of its subcontractors and suppliers, and (c) monthly progress payments, with a ten percent (10%) retention, and (d) such other documents as the lender under any deed of trust may require.

2.3Information Provided by Landlord.  Acceptance or approval of any plan, drawing or specification, including, without limitation, the Preliminary  Plans and the Final Plans, by Landlord shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of such plans and material, and Tenant shall be solely responsible therefor.  Tenant agrees and understands that the review of all plans pursuant to the Lease or this Exhibit by Landlord is to protect the interests of Landlord in the Building, and Landlord shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with Applicable Laws.  Any information  that may have been furnished to Tenant by

Exhibit 10.34

Landlord or others about the mechanical, electrical, structural, plumbing or geological (including soil and sub-soil) characteristics of the Building or Complex (hereinafter referred to as the “Site Characteristics”) are for Tenant’s convenience only, and Landlord does not represent or warrant that the Site Characteristics are accurate, complete or correct or that the Site Characteristics are as indicated.  Any information that has been furnished by Landlord to Tenant has been delivered on the expressed condition and understanding that Tenant will independently verify whether such information is accurate, complete or correct and not rely on such information provided by Landlord.

2.4No Responsibility of Landlord.  Landlord’s approval of any plans, including, without limitation, the Preliminary  Plans or the Final Plans, shall not: (i) constitute an opinion or agreement by Landlord that such plans and Tenant Improvements are in compliance with all Applicable Laws, (ii) impose any present or future liability on Landlord; (iii) constitute a waiver of Landlord’s rights hereunder or under the Lease or this Exhibit; (iv) impose on Landlord any responsibility for a design and/or construction defect or fault in the Tenant Improvements, or (v) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof.

2.5Actual Review Costs.  Tenant shall pay to Landlord its actual reasonable costs incurred by its architect in reviewing and approving the Preliminary Plans, Working Drawings and Final Plans.  All such reimbursements shall be made within ten (10) days after receipt of written invoice for same.

2.6Changes.  After approval of the Preliminary Plans or Final Plans by Landlord and Tenant, any material changes in the Preliminary  Plans or Final Plans shall require the prior written consent of Landlord in its reasonable discretion and the parties shall follow the same process as was required under section 2.1 for approval of plans.  Any change requested by Tenant that is approved in writing by Landlord shall be prepared by the Architect and shall be subject to the review and approval of Landlord’s architect in its reasonable discretion.  The cost of such changes, including the cost to revise such plans, obtain any additional permits and construct any additional improvements required as a result thereof, and the cost for materials and labor, and all other additional costs incurred by Landlord from resulting delays in completing the Tenant Improvements, shall be included as part of the Construction Costs for the Tenant Improvements.

2.7Construction Budget for Tenant Improvements. After approval of the Final Plans by Landlord and Tenant as provided above, Tenant shall prepare a detailed estimate of the Construction Costs for the Tenant Improvements.  Tenant shall deliver a copy of the construction budget to Landlord.

2.8Building Permits and Approvals.  Not later than after approval by Landlord and Tenant of the Final Plans and Construction Budget as provided above, Tenant or its Contractor shall submit the Final Plans to the appropriate governmental body for plan checking and all building permits and other governmental and quasi-governmental approvals.

2.9Conduct of Work.  Tenant shall confine the construction activity to within the Leased Premises as much as possible and shall work in an orderly manner removing trash and debris from the project on a daily basis.  At no time will pipes, wires, boards or other construction materials cross public areas where harm could be caused to the public.  All such work shall be undertaken in strict compliance with all Applicable Laws and Landlord rules and regulations.  If Tenant fails to comply with these requirements, Landlord shall have the right, but not the obligation, to cause remedial action (at Tenant’s cost) as deemed necessary by Landlord to protect the public.  Tenant shall complete construction of the Tenant Improvements free and clear of all liens, security interests and encumbrances of any kind.

(a)Pre-construction Submittals to Landlord.  A minimum of ten (10) days prior to the commencement of construction, Tenant shall submit the following items to Landlord:

(1)A certificate setting forth the proposed commencement date of construction and the estimated completion dates of construction work, fixturing work and projected opening date;

(2)Certificates of all insurance required under the Lease and this Exhibit;

Exhibit 10.34

(3)Copies of all building permits, and all other permits and approvals required by governmental agencies to construct the Tenant Improvements; and

(4)Copies of the construction contract with Tenant’s Contractor.

(b)Delays.  Tenant shall with reasonable diligence prosecute construction of the Tenant Improvements to complete all work by the Commencement Date.  Any delay in completing such work, including any delay as a result of governmental delays, acts of God and other events beyond the control of Tenant, shall not extend or delay the time for the commencement of payment Rent or any other sum under the Lease.

(c)Correction of Work.  Landlord may reject any portion of the Tenant Improvements which is defective or not in conformity with the Final Plans.  Landlord shall not be responsible for correcting the portions of the Tenant Improvements which were defective or not in compliance with the Final Plans; all such work shall be the responsibility of Tenant at its sole cost and expense.

2.10Notice of Completion; Copy of Record set of Plans.  Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a notice of completion (or the equivalent notice required under local law to provide notice to all contractors, subcontractors and materialmen that the work is completed and the time for filing any mechanic’s lien is running) to be recorded in the Official Records of the County where the Building is located, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of construction: (i) Tenant shall cause the Architect and Contractor (A) to update the Final Plans as necessary to reflect all changes made to the Final Plans during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Leased Premises; and (ii) Tenant shall deliver to Landlord a copy of all signed building permits and certificates of occupancy, and all warranties, guaranties, and operating manuals and information relating to the improvements, equipment and systems in the Leased Premises.

2.11Tenant’s Parties and Insurance.  The Contractor and all subcontractors, laborers, materialmen, and suppliers used by Tenant collectively shall be referred to as “Tenant’s Parties”.

(a)Indemnity.  Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Parties, or any one directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.

(b)Requirements of Tenant’s Parties.  Each of Tenant’s Parties shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant’s Parties shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors, and (ii) the date when the Tenant Improvements have been Substantially Completed.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to material or workmanship of or with respect to the Tenant Improvements shall be contained in the construction contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

Exhibit 10.34

(c)Insurance Requirements.  In addition to the insurance requirements set forth in the Lease, Tenant shall comply with the following requirements:

(1)General Coverages.  All of Tenant’s Parties shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(2)Special Coverage.  Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Parties shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(3)General Terms.  Certificates for all insurance carried pursuant to the foregoing sections shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days’ prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.  Tenant’s Parties shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant.  All policies carried under this section shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Parties.  All insurance, except Workers’ Compensation, maintained by Tenant’s Parties shall preclude or waive subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the Lease or this Exhibit.

2.12Labor Matters.  Tenant shall perform or cause Tenant’s contractor to perform all work in the making and/or installation of any repairs, alterations or improvements in a manner so as to avoid any labor dispute which causes or is likely to cause stoppage or impairment of work or delivery service or any other services in the Complex.  In the event there shall be any such stoppage or impairment as the result of any such labor dispute or potential labor dispute, Tenant shall immediately undertake such actions as may be necessary to eliminate such dispute or potential dispute, including, but not limited to, (a) removing all disputants from the job site until such time as the labor dispute no longer exists, (b) seeking an injunction in the event of a breach of contract between Tenant and Tenant’s contractor, and (c) filing appropriate unfair labor practice charges in the event of a union jurisdictional dispute.

2.13Temporary Facilities During Construction. Tenant shall obtain in its name and pay for all temporary utility facilities, and the removal of debris, as necessary and required in connection with the construction of the Leased Premises.  Storage of Tenant’s contractors’ construction material, tools, equipment and debris shall be confined to the Leased Premises and any other areas which may be designated for such purposes by Landlord.  Landlord shall not be responsible for any loss or damage to Tenant’s and/or Tenant’s contractors’ equipment.  In no event shall any materials or debris be stored in the malls or service or exit corridors of the Complex.

2.14Miscellaneous.  The Tenant Improvements shall be subject to the inspection and approval of Landlord and its supervisory personnel. All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship.

Exhibit 10.34

2.15Construction Management Fee.  Landlord, or an agent of Landlord, shall be paid a construction management fee (the “Construction Management Fee”) equal to three percent (3%) of the amount of the Constructions Costs for the Tenant Improvements.  The Construction Management Fee shall be included in the Construction Costs.  Landlord shall deduct from the Allowance and pay its agent the amount of Construction Management Fee on a monthly basis.  Tenant shall be responsible for payment of the Construction Management Fee to the extent Construction Costs exceed the Allowance.

ARTICLE 3 PAYMENT OF CONSTRUCTIONS COSTS

3.1Payment of Test-Fit Allowance.  Landlord shall make one payment to Tenant of up to the amount of the Test-Fit Allowance for reimbursement of actual costs and fees charged by the Architect to prepare test-fit plan for the Tenant Improvements in the Leased Premises.  Landlord shall make such payment within thirty (30) days after receipt of written request for payment from Tenant, together with reasonable supporting documentation of the actual costs and fees paid by Tenant to the Architect for a test-fit plan.  Tenant shall be solely responsible for all costs and fees for the test-fit plan in excess of the Test-Fit Allowance.

3.2Payment of Other Costs.  within thirty (30) days after receipt by Landlord of (i) the final certificate of occupancy for the Leased Premises, (ii) copies of all applicable building permits reflecting final sign-off by the local governmental authority, (iii) a copy of the as-built Final Plans for the Tenant Improvements, and (iv) unconditional lien waivers from the general contractor and all subcontractors and suppliers (v) receipt and approval by Landlord of the Architect’s certificate referred to in the definition of Substantial Completion in this Exhibit, which approval shall not be unreasonably withheld.

3.1Payment of Costs.  Tenant shall pay for the Tenant Improvements, except for the Allowance which Landlord shall advance as hereinafter provided.  Landlord shall only be responsible for payment of up to the amount of the Allowance for the Tenant Improvements.  If the Construction Costs for the Tenant Improvements are greater than the amount of the Allowance, Tenant shall be solely responsible for such additional costs.  As provided in the definition of the Allowance, if funds of the Allowance are still available, Tenant must use up to $250,000.00 out of the Allowance for payment of FF&E acquired and installed in the Leased Premises.

3.2Payment by Landlord of the Allowance.  The Allowance will be disbursed in four (4) separate phases as follows (each, a “Phase”):

(a)Phase I. An advance of the Allowance in the amount of not more than $500,000.00 will be disbursed to Tenant upon verification by Landlord that Tenant has spent not less than $500,000.00 in Construction Costs for the Leased Premises;

(b)Phase II. A second advance of the Allowance in the amount of not more than $500,000.00 will be disbursed to Tenant upon verification by Landlord that Tenant has spent a total of not less than $1,000,000.00 in Construction Costs for the Leased Premises;

(c)Phase III. A third advance of the Allowance in the amount of not more than $500,000.00 will be disbursed to Tenant upon verification by Landlord that Tenant has spent a total of not less than an additional $1,500,000.00 in Construction Costs for the Leased Premises;

(d)Phase IV. Up to the remaining amount of Allowance will be disbursed to Tenant upon verification by Landlord that Tenant has spent the remaining amount of the Landlord Allowance in Construction Costs for the Leased Premises;

Exhibit 10.34

3.3Payment Requests by Tenant. Landlord shall pay the Allowance, or applicable portions thereof, to Tenant, within thirty (30) days following any written application by Tenant therefor, which application shall be accompanied by the applicable Supporting Documentation.  As used herein, “Supporting Documentation” shall mean the following, as applicable to the reimbursement requested:  (i) written request for payment with a list of the work performed for which payment is requested, (ii) copies of invoices reasonably substantiating the charges of the applicable vendors for such work; (iii) copies of the mechanic’s lien waivers received from Tenant’s Contractors, subcontractors and suppliers as of the date that Tenant makes its request for payment of the Allowance advance, and (iv) as built drawings in CAD and pdf formats.  Tenant agrees to cooperate with Landlord in providing the necessary backup materials for payment from Landlord’s lender.  Request for payment of any portion of the Allowance hereunder shall not occur more frequently than every thirty (30) days. As a condition to payment of the final advance of Landlord’s (i.e., Phase IV), Tenant will provide, if applicable, to Landlord mechanic lien waivers from the Tenant’s Contractor and subcontractors and suppliers.

ARTICLE 4 GENERAL PROVISIONS

4.1Tenant’s Representative.  Tenant hereby authorizes Scott Raskin of Tenant, as Tenant’s representative to act on its behalf and represents its interests with respect to all matters which pertain to the construction of Tenant Improvements, and to make decisions binding upon Tenant with respect to such matters.

Exhibit 10.34

EXHIBIT C – acknowledgement of commencement date

This Acknowledgement of Commencement Date is dated as of ______________, between DW CAL 301 HOWARD, LLC, a Delaware limited liability company (“Landlord”), and QUOTIENT TECHNOLOGY INC., a Delaware corporation (“Tenant”), who entered into a lease dated for reference purposes as of ____________ covering certain premises located in Suite 1300 of the building at 301 Howard Street, San Francisco, California.  All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1.The parties to this document hereby agree to the following:

(a) the date of _______________, is the Delivery Date;

(b) the date of _______________ is the “Commencement Date” of the Term; and

(c) the date of _______________ is the expiration date of the initial Term.

2.This agreement, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease.

3.Each party represents and warrants to the other that it is duly authorized to enter into this Amendment and perform its obligations without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.

4.This document may be executed in one or more counterparts, including any facsimile or other electronic version of same, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.  Any facsimile or other electronic signature shall constitute a valid and binding method for executing this document. Executed counterparts of this document exchanged by facsimile transmission or other electronic means shall be fully enforceable.

LANDLORD:		TENANT:

DW CAL 301 HOWARD, LLC,		QUOTIENT TECHNOLOGY INC.,
a Delaware limited liability company		a Delaware corporation

By:	Divco West Real Estate Services, Inc.,	By:
	a Delaware corporation	Name:
	Its Agent	Its:

By:
Name:
Its:

301 Howard/Quotient Lease-8

Exhibit 10.34

EXHIBIT D – RULES AND REGULATIONS

All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Office Lease to which this Exhibit is attached, except where expressly provided to the contrary in this Exhibit D.

1.No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Leased Premises and if the Leased Premises are situated on the ground floor of the Building, Tenant shall further, at Tenant's own expense, keep the sidewalks and curb directly in front of the Leased Premises clean and free from rubbish.

2.No awning or other projection shall be attached to the outside walls or windows of the Building or Complex without the prior written consent of Landlord in its sole and absolute discretion.  No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Leased Premises, without the prior written consent of Landlord in its sole and absolute discretion.  Such awnings, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord in its sole and absolute discretion.  All lighting fixtures hung in offices or spaces along the perimeter of the Leased Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3.No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Leased Premises or of the Building, without the prior written consent of Landlord in its sole and absolute discretion.  In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4.The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building or Complex shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Building or Complex.

5.No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or Complex, nor placed in public portions thereof without the prior written consent of Landlord.

6.The restrooms, toilets, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no sweepings, rubbish, rags or other foreign substance of any kind shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who caused, or whose agents, servants, employees, contractors, visitors or licensees caused, the breakage, stoppage, or damage.

7.Tenant shall not mark, paint, drill into or in any way deface any part of the Leased Premises or the Building or Complex.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct, in its sole and absolute discretion.

8.No animal or bird or bicycle or vehicle of any kind shall be brought into or kept in or about the Leased Premises, Building or Complex, except seeing-eye dogs or other seeing-eye animals or other animals or equipment required by any disabled employee or invitee of Tenant.

9.Prior to leaving the Leased Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.  Tenant shall assume all responsibility, including keeping doors locked and other means of entry to the Leased Premises closed, for protecting the Leased Premises from theft, robbery, and pilferage.

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Exhibit 10.34

10.Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with any occupant of the Building or Complex, or neighboring buildings or premises, or those having business with them.  Tenant shall not harass or annoy any occupant of the Building or Complex, including, without limitation, any act or conduct that may violate, breach or infringe upon any federal, state or local laws or civil rights, including those pertaining to the protection of the civil rights of any person based on sex, race, religion, sexual preference, age or other consideration.  Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11.Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Leased Premises, Building or Complex any flammable, combustible or explosive fluid, chemical or substance.

12.No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof.  Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13.No furniture, freight, or equipment of any kind may be brought into or out of the Building without prior notice to Landlord. All moving activity into or out of the Building must be scheduled with Landlord and done only at the time and in the manner designated by Landlord.  No service deliveries (other than messenger services) shall be allowed between the hours of 7:00 a.m. and 9:00 a.m., 12:00 p.m. and 1:00 p.m., and 4:00 p.m. and 6:00 p.m., Monday through Friday. Landlord may at any time restrict the elevators and areas of the Building into which messengers may enter and may require that deliveries be left at the lobby security desk for pickup by Tenant. Landlord may prescribe the weight, size, and position of all safes and other heavy property brought into the Building and the times and manner of moving those items within and out of the Building. Tenant shall not overload the floor of the Leased Premises. If considered necessary by Landlord, safes and other heavy objects must stand on supports that are adequate to distribute the weight properly. Landlord shall not be responsible for loss of or damage to any safe or property. Any damage to any part of the Building or to its contents, occupants, or visitors caused by moving or maintaining any safe or other property referred to in this clause shall be the sole responsibility and expense of Tenant. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.  No packages, supplies, equipment, or merchandise may be received in the Building or carried up or down in the elevators, except between those hours and in that specific elevator that Landlord shall designate.

14.Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord's good faith opinion, tends to impair the reputation of the Building or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

15.Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Building issued by Landlord.  Such hours are subject to change in Landlord’s sole and absolute discretion upon written from Landlord.  Landlord may furnish passes to Tenant so that Tenant may validate and issue same.  Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Building who possess a pass issued to Tenant.  Landlord reserves the right to exclude or expel from the Building and Complex any person who, in Landlord's judgment, is under the influence of alcohol or drugs or commits any act in violation of any of these Rules and Regulations.

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Exhibit 10.34

16.When departing after the Building's normal business hours, Tenant and Tenant's employees and agents must be sure that the doors to the Building are securely closed and locked. Any person, including Tenant and Tenant's employees and agents, who enters or leaves the Building at any time when it is locked or at any time considered to be after the Building's normal business hours, may be required to sign the Building register.  Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building of any person. Landlord reserves the right, in the event of invasion, mob, riot, public excitement, or other commotion, to prevent access to the Building or Complex during the continuance of that event by any means it considers appropriate for the safety and protection of life and property.

17.Tenant's contractors shall, while in the Leased Premises, Building or elsewhere in the Complex, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).

18.If the Leased Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Leased Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19.The requirements of Tenant will be attended to only upon application at the office of the Building.  Building personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20.Tenant and Tenant's employees, agents, contractors and invitees shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas for the purpose of smoking tobacco products or for any other purpose. Tenant and Tenant's employees and agents shall not obstruct those areas but use them only as a means of ingress to and egress from the Leased Premises, Building or Complex.  Canvassing, soliciting and peddling in the Building or Common Areas of the Complex are prohibited and Tenant shall cooperate to prevent the same.

21.No air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord in its sole and absolute discretion.  Tenant shall not waste electricity, water, or air-conditioning and shall cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air-conditioning system.

22.There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Building or Complex, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

23.Tenant, Tenant's agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted “No Parking” and shall comply with any other parking restrictions imposed by Landlord from time to time.

24.Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Leased Premises, Building or Complex.

25.Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Leased Premises.

26.Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord.  Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

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Exhibit 10.34

27.Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant's employees using microwave ovens or coffee makers shall be permitted; provided, however, no popcorn may be cooked, heated or otherwise prepared in any microwave oven or any other equipment in the Leased Premises and no odors of cooking or other processes may emanate from the Leased Premises.  Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or   beverage to the Leased Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

28.Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.  Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the Building in which the Leased Premises are located without Landlord's prior written consent in its sole and absolute discretion.  Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

29.Smoking is prohibited in the Building, including, without limitation, the main lobby, all hallways, all elevators, all elevator lobbies and all restrooms.

30.Tenant shall store all trash and garbage within the interior of the Leased Premises. Tenant shall not place or have placed in the trash boxes or receptacles any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building. In disposing of trash and garbage, Tenant shall comply fully with any law or ordinance governing that disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for that purpose and shall be made only at times designated by Landlord.

31.Tenant shall comply with requests by Landlord that Tenant inform Tenant's employees of items of importance to Landlord.

32.Tenant may not introduce telephone, cable or other communication or telecommunication wires or other wires into the Leased Premises without first obtaining Landlord's approval of the method and location of such introduction. No boring or cutting for telephone wires or other wires shall be allowed without Landlord's consent. The location of telephones, call boxes, and other office equipment affixed to the Leased Premises shall be subject to Landlord's prior approval.

33.Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord's sole and absolute discretion, may be necessary for:

(a)The management, safety, care, and cleanliness of the Leased Premises, Building or Complex;

(b)The preservation of good order; or

(c)The convenience of other occupants and tenants in the Building or Complex.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules or Regulations against any other tenant of the Building or Complex.

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EXHIBIT E – OPTION TO EXTEND

This Exhibit E is made in connection with and is a part of that certain Office by and between DW CAL 301 HOWARD, LLC, a Delaware limited liability company, as Landlord, and QUOTIENT TECHNOLOGY INC., a Delaware corporation, as Tenant, for the lease by Tenant of space in Suite 1300 of the Building (the “Lease”).

1.Definitions and Conflict.  All capitalized terms referred to in this Exhibit shall have the same meaning as provided in the Lease, except as expressly provided to the contrary in this Exhibit.  In case of any conflict between any term or provision of the Lease and any exhibits attached thereto and this Exhibit, this Exhibit shall control.

2.Option to Extend and Rent During the Extended Period:  Tenant shall have one option to extend the Term of the Lease for a period of five (5) years (the period shall be referred to as the “Extension Period”) by giving written notice of exercise of such option (“Extension Option Notice”) at least twelve full calendar months, but not more than fifteen (15) full calendar months, prior to the expiration of the Term.  The Extension Period shall commence, if at all, immediately following the expiration of the initial Term of the Lease.  If Tenant is in default under any term or provision of the Lease beyond any applicable notice and cure period on the date of giving an Extension Option Notice, or if Tenant is in default under any term or provision of the Lease beyond any applicable notice and cure period on the date of the applicable Extension Period is to commence, the Extension Period at the option of Landlord shall not commence and the Lease shall expire at the end of initial Term.  The Extension Period shall be upon all of the terms and provisions of the Lease, except that (i) the Minimum Monthly Rent during such Extension Period shall be one hundred percent (100%) of then Fair Market Rent, (ii) any work, allowance, free rent, or concession provided by Landlord in connection with the commencement of the initial Term shall not apply; (iii) the Base Year shall be 2030; and (iv) Tenant shall not have any additional option to extend.

2.1Fair Market Rent. The term “Fair Market Rent” for purposes of determining Minimum Monthly Rent during the Extension Period shall mean the base monthly rent per rentable square foot of space generally applicable to renewals or extensions of full service office leases at comparable class buildings of comparable size, age, quality of the Premises in the Class “A” office buildings in the financial district of San Francisco, California (“Comparable Buildings”) projected as of the first day of the Extension Period, with annual increases, by giving due consideration for the quality of the Building and improvements therein (including the quality of the then existing improvements in the Leased Premises), for a term comparable to the Extension Period at the time the commencement of the Extension Period is scheduled to commence, and for comparable space that is not subleased or subject to another party’s expansion rights or not leased to a tenant that holds an ownership interest in the landlord, and otherwise subject to the terms and conditions of this Lease that will be applicable during the Extension Period.  The Fair Market Rent Rate takes into consideration the following concessions (the "Concessions") being granted for lease extensions or renewals in Comparable Buildings:  (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Market Rent, no consideration shall be given (i) to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's exercise of its option to extend the Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in such comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces.

2.2Procedure to Determine Fair Market Rent.  Landlord shall notify Tenant in writing of Landlord’s determination of the Fair Market Rent (“Landlord’s FMR”) within thirty (30) days after receipt of the Extension Option Notice.  Within thirty (30) days after receipt of such written notice of Landlord’s FMR, Tenant shall have the right either to: (i) accept Landlord’s FMR, or (ii) elect to have the Fair Market Rent determined in accordance with the appraisal procedure set forth below.  The failure of Tenant to provide written notice of its election under the preceding sentence shall be deemed an acceptance of Landlord’s FMR.  The election (or deemed election ) by Tenant under this section shall be non-revocable and binding on the parties.

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2.3Appraisers.  If Tenant has elected to have the Fair Market Rent determined by an appraisal, then within ten (10) days after receipt of Tenant’s written notice of such an election, each party, by giving written notice to the other party, shall appoint a broker to render a written opinion of the Fair Market Rent for the Extension Period.  Each broker must be a real estate broker licensed in the State where the Building is located for at least ten years and with at least ten experience in the appraisal of rental rates of leases or in the leasing of space in full service office buildings in the area in which the Building is located and otherwise unaffiliated with either Landlord or Tenant.  The two brokers shall render their written opinion of the Fair Market Rent for the Extension Period to Landlord and Tenant within thirty (30) days after the appointment of the second broker.  If the Fair Market Rent of each broker is within three percent (3%) of each other, then the average of the two appraisals of Fair Market Rent shall be the Fair Market Rent for the Extension Period.  If one party does not appoint its broker as provided above, then the one appointed shall determine the Fair Market Rent.  The Fair Market Rent so determined under this section shall be binding on Landlord and Tenant.

2.4Third Appraiser.  If the Fair Market Rent determined by the brokers is more than three percent (3%) apart, then the two brokers shall pick a third broker within ten (10) days after the two brokers have rendered their opinions of Fair Market Rent as provided above.  If the two brokers are unable to agree on the third broker within said ten (10) day period, Landlord and Tenant shall mutually agree on the third broker within ten (10) days thereafter.  If the parties do not agree on a third qualified broker within ten (10) days, then at the request of either Landlord or Tenant, such third broker shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California for the County where the Building is located. The third broker shall be a person who has not previously acted in such capacity for either party and must meet the qualifications stated above.

2.5Impartial Appraisal.  Within thirty (30) days after its appointment, the third broker (the “Third Party”), shall render its written opinion by selecting the Fair Market Rent made Landlord’s or Tenant’s broker to be the Fair Market Rent for the Extension Period.  The Third Party may not offer any different opinion or recommendation of Fair Market Rent.  The Fair Market Rent determined in accordance with the foregoing procedure shall be binding on the parties.

2.6Appraisal Costs.  Each party shall bear the cost of its own appraiser and one-half (1/2) the cost of the third appraiser, unless the Fair Market Rent of the Third Opinion is within five percent (5%) Landlord’s FMR, in which case Tenant shall bear the entire cost of the third appraiser.

2.7Acknowledgment of Rent.  After the Fair Market Rent for the Extension Period has been established in accordance with the foregoing procedure, Landlord and Tenant shall promptly execute an amendment to the Lease to reflect the minimum monthly rent for the Extension Period.

2.8Personal Option.  The foregoing option to extend is personal to the original Tenant signing the Lease (and any Permitted Transferee), but may not be assigned or transferred to or exercised by any other assignee, sublessee or transferee under a Transfer.

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